                                                                    EXHIBIT 10.4



                                  $825,000,000

                                CREDIT AGREEMENT

                           Dated as of October 2, 2000

                                     Among

                             ADVANCE PARADIGM, INC.
                                  as Borrower

                                      and

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO
                            as Subsidiary Guarantors

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN
          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

                              BANK OF AMERICA, N.A.
                               as Collateral Agent

                                       and

                              BANK OF AMERICA, N.A.
                             as Administrative Agent

                                       and

                                 BANK ONE, N.A.
                             as Documentation Agent

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Book-Runner, Lead Arranger and Syndication Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC
                  as Joint Book-Runner and Joint Lead Arranger

                                TABLE OF CONTENTS

                                                                                                                Page
                                                   ARTICLE I

                                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms...............................................................................2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................................33
SECTION 1.03. Accounting Terms...................................................................................33

                                                   ARTICLE II

                                       AMOUNTS AND TERMS OF THE ADVANCES
                                           AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit.............................................................33
SECTION 2.02. Making the Advances................................................................................36
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit.................................38
SECTION 2.04. Repayment of Advances..............................................................................40
SECTION 2.05. Termination or Reduction of the Commitments........................................................44
SECTION 2.06. Prepayments........................................................................................45
SECTION 2.07. Interest...........................................................................................48
SECTION 2.08. Fees...............................................................................................49
SECTION 2.09. Conversion of Advances.............................................................................50
SECTION 2.10. Increased Costs, Etc...............................................................................50
SECTION 2.11. Payments and Computations..........................................................................52
SECTION 2.12. Taxes..............................................................................................54
SECTION 2.13. Sharing of Payments, Etc...........................................................................56
SECTION 2.14. Use of Proceeds....................................................................................57
SECTION 2.15. Defaulting Lenders.................................................................................57
SECTION 2.16. Replacement of Certain Lenders.....................................................................60

                                                  ARTICLE III

                                            CONDITIONS OF LENDING AND
                                          ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit................................................60
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal....................................65
SECTION 3.03. Determinations Under Section 3.01..................................................................65

                                                     ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.....................................................66

                                                     ARTICLE V

                                             COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants..............................................................................73
SECTION 5.02. Negative Covenants.................................................................................81
SECTION 5.03. Reporting Requirements.............................................................................92
SECTION 5.04. Financial Covenants................................................................................95

                                                     ARTICLE VI

                                                 EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................98
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default..........................................101

                                                    ARTICLE VII

                                                      GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability.................................................................101
SECTION 7.02. Guaranty Absolute.................................................................................102
SECTION 7.03. Waivers and Acknowledgments.......................................................................103
SECTION 7.04. Subrogation.......................................................................................104
SECTION 7.05. Guaranty Supplements..............................................................................105
SECTION 7.06. Subordination.....................................................................................105
SECTION 7.07. Continuing Guaranty; Assignments..................................................................106

                                                    ARTICLE VIII

                                                     THE AGENTS

SECTION 8.01. Appointment and Authorization of the Agents.......................................................107
SECTION 8.02. Delegation of Duties..............................................................................107
SECTION 8.03. Liability of the Agents...........................................................................107
SECTION 8.04. Reliance by the Agents............................................................................108
SECTION 8.05. Notice of Default.................................................................................108
SECTION 8.06. Credit Decision; Disclosure of Information by Administrative Agent................................109
SECTION 8.07. Indemnification of Administrative Agent...........................................................109
SECTION 8.08. Administrative Agent in its Individual Capacity...................................................110
SECTION 8.09. Successor Administrative Agent....................................................................110
SECTION 8.10. Other Agents......................................................................................110

                                       II

                                                     ARTICLE IX

                                                   MISCELLANEOUS

SECTION 9.01. Amendments, Etc...................................................................................111
SECTION 9.02. Notices, Etc......................................................................................112
SECTION 9.03. No Waiver; Remedies...............................................................................112
SECTION 9.04. Costs and Expenses................................................................................112
SECTION 9.05. Right of Set-off..................................................................................114
SECTION 9.06. Binding Effect....................................................................................114
SECTION 9.07. Assignments and Participations....................................................................115
SECTION 9.08. Execution in Counterparts.........................................................................118
SECTION 9.09. No Liability of the Issuing Bank..................................................................118
SECTION 9.10. Confidentiality; Use..............................................................................119
SECTION 9.11. Release of Collateral.............................................................................120
SECTION 9.12. Jurisdiction, Etc.................................................................................120
SECTION 9.13. Governing Law.....................................................................................120
SECTION 9.14. Limitation on Interest............................................................................120
SECTION 9.15. Severability......................................................................................121
SECTION 9.16. Waiver of Jury Trial..............................................................................121


SCHEDULES

Schedule I               -        Commitments and Applicable Lending Offices

Schedule II              -        Subsidiary Guarantors

Schedule III             -        EBITDA and Fixed Charges

Schedule IV              -        Existing Letters of Credit

Schedule 4.01(b)         -        Subsidiaries

Schedule 4.01(d)         -        Authorizations, Approvals, Actions, Notices and Filings

Schedule 4.01(f)         -        Disclosed Litigation

Schedule 4.01(p)         -        Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(q)         -        Environmental Disclosure

Schedule 4.01(r)         -        Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases

Schedule 4.01(t)         -        Existing Debt

Schedule 4.01(u)         -        Surviving Debt

Schedule 4.01(v)         -        Liens

Schedule 4.01(w)         -        Owned Real Property

Schedule 4.01(x)         -        Leased Real Property

Schedule 4.01(y)         -        Investments

Schedule 4.01(z)         -        Intellectual Property

Schedule 5.01(p)         -        Mortgaged Properties


EXHIBITS


Exhibit A-1         -        Form of Term A Note

Exhibit A-2         -        Form of Term B Note

Exhibit A-3         -        Form of Tranche A Revolving Credit Note

Exhibit A-4         -        Form of Interim Revolving Credit Note

Exhibit B           -        Form of Notice of Borrowing

Exhibit C           -        Form of Assignment and Acceptance

Exhibit D           -        Form of Security Agreement

Exhibit E           -        Terms of Asset Securitization

Exhibit F           -        Form of Solvency Certificate

Exhibit G           -        Form of Opinion of Counsel to the Loan Parties

Exhibit H           -        Form of Arizona Local Counsel

Exhibit I           -        Form of Guaranty Supplement

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of October 2, 2000 among Advance Paradigm, Inc., a Delaware corporation (the "BORROWER"), the subsidiary guarantors from time to time parties hereto as the Subsidiary Guarantors, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES") and the Swing Line Bank (as hereinafter defined), Bank One, N.A., as documentation agent (together with any successor documentation agent appointed pursuant to Article VIII, the "DOCUMENTATION AGENT"), Bank of America, N.A. ("BANK OF AMERICA"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "COLLATERAL AGENT"), Bank of America, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT" and, together with the Documentation Agent, the Collateral Agent and the Syndication Agent referred to below, the "AGENTS") for the Lender Parties (as hereinafter defined), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML & CO.") as book-runner and lead arranger (in such capacity, the "LEAD ARRANGER"), ML & Co., as syndication agent (together with any successor syndication agent appointed pursuant to Article VIII, the "SYNDICATION AGENT") and Banc of America Securities LLC, as joint book-runner and joint lead arranger (in such capacity, the "JOINT LEAD Arranger").

PRELIMINARY STATEMENTS:

                  (1) The Borrower shall acquire (the "ACQUISITION") all of the Equity Interests (as hereinafter defined) of PCS Holding Corporation, a Delaware corporation (the "COMPANY"), for not more than $1.0 billion, subject to adjustment, pursuant to that certain Stock Purchase Agreement, dated as of July 11, 2000 (as amended (as defined in Section 1.02), the "ACQUISITION AGREEMENT") between the Borrower and Rite-Aid Corporation, a Delaware corporation (the "SELLER"), for consideration consisting of (i) $675 million in cash, (ii) a senior subordinated promissory note (the "SELLER NOTE") issued by the Borrower to the Seller (and guaranteed by certain subsidiaries of the Borrower) in a principal amount equal to $200 million and (iii) $125 million of the Series A-2 Preferred Stock (as hereinafter defined).

                  (2) The Borrower has requested that, simultaneously with the consummation of the Acquisition, the Lender Parties lend to the Borrower up to $825 million to pay to the Seller the cash consideration for the Acquisition, pay transaction fees and expenses, refinance certain Existing Debt (as hereinafter defined) of the Borrower and its Subsidiaries (as hereinafter defined), and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the account of the Borrower for general corporate purposes of the Borrower and its Subsidiaries to provide working capital for the Borrower and its Subsidiaries. The Lender Parties have indicated their willingness to agree to extend such credit on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACQUISITION" has the meaning specified in the Preliminary Statements hereto.

                  "ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements hereto.

                  "ADDITIONAL GUARANTOR" has the meaning specified in Section 7.05.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADVANCE" means a Term A Advance, a Term B Advance, a Tranche A Revolving Credit Advance, an Interim Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount reasonably determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty in respect of such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of that specific form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent as the amount, if any, by which
         (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means (i) for the first six months following the Effective Date, (x) in the case of the Term A Facility and each Revolving Credit Facility, 3.00% in the case of Eurodollar Rate Advances and 2.00% in the case of Base Rate Advances and (y) in the case of the Term B Facility, 3.50% in the case of Eurodollar Rate Advances and 2.50% in the case of Base Rate Advances and (ii) thereafter a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:

                                                             TERM A/
                                         TERM A/            REVOLVING
                                        REVOLVING         EURODOLLAR RATE          TERM B         TERM B EURODOLLAR
                                        BASE RATE            ADVANCES             BASE RATE             RATE
        Level I
        less than 2.25: 1.0               1.00%               2.00%                 2.25%               3.25%

        Level II
        2.25 : 1.0 or greater             1.25%               2.25%                 2.25%               3.25%

        Level III
        2.75 : 1.0 or greater             1.50%               2.50%                 2.25%               3.25%

        Level IV
        3.25 : 1.0 or greater             1.75%               2.75%                 2.50%               3.50%

        Level V
        3.75 : 1.0 or greater             2.00%               3.00%                 2.50%               3.50%

         The Applicable Margin for each Advance shall be determined by reference to the Total Leverage Ratio in effect from time to time; provided, however, that (x) no change in the Applicable Margin shall be effective until the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such ratio and (y) the Applicable Margin shall be at Level V for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (x) of this proviso within five days following the date on which such information is required under Section 5.03(b) or (c), as the case may be.

                  "APPLICABLE PERCENTAGE" means (i) for the first six months following the Effective Date, 0.50% per annum and (ii) thereafter, a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:

                                             PERCENTAGE
  Level I
  Less than 2.25 : 1.0                         .375%

  Level II
  2.25 : 1.0 or greater                        .375%

  Level III
  2.75 : 1.0 or greater                        .425%

  Level IV
  3.25 : 1.0 or greater                        .500%

  Level V
  3.75 : 1.0 or greater                        .500%


         The Applicable Percentage shall be determined by reference to the Total Leverage Ratio in effect from time to time; provided, however, that (x) no change in the Applicable Percentage shall be effective until the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer demonstrating such ratio and (y) the Applicable Percentage shall be at Level V for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (x) of this proviso within five days following the date on which such information is required under Section 5.03(b) or (c), as the case may be.

                  "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A, Term B, Tranche A Revolving Credit or Interim Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Tranche A Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Tranche A Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Tranche A Revolving Credit

         Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Tranche A Revolving Credit Lender.

                  "APPROVED FUND" means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

                  "ASSET SECURITIZATION" means a structured receivables financing transaction entered into by the Borrower and its Subsidiaries on the terms set forth on Exhibit E or terms substantially similar thereto or otherwise on terms reasonably satisfactory to the Required Lenders.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BANK OF AMERICA" has the meaning specified in the recital of parties to this Agreement.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

                  "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% per annum and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing such loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(b).

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER'S ACCOUNT" means the account of the Borrower as the Borrower shall specify in writing to the Administrative Agent.

                  "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Tranche A Revolving Credit Borrowing, an Interim Revolving Credit Borrowing or a Swing Line Borrowing.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina or New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "BUSINESS GUARANTEE" means any manufacturer rebate or reimbursement or similar agreement, any managed pharmaceutical benefit agreement, any customer contracts under which the Borrower or any of its Subsidiaries assumes a portion of the risk associated with claims experience or guarantees a specific savings level, or any similar or related agreement entered into in the ordinary course of business consistent with past practices of the Borrower or the Company and their Subsidiaries.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Obligations incurred by such Person in respect of Capitalized Leases.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CARRYOVER AMOUNT" has the meaning specified in Section
         5.02(o).

                  "CASH EQUIVALENTS" means any of the following: (a) any Investment in direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) overnight bank deposits, and investments in time or demand deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing not more than one year after the date of acquisition thereof issued by (x) any Lender Party or (y) a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital and surplus aggregating in excess of $250 million and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization) at the time such Investment is made, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) above entered into with a bank that meets the qualifications described in clause (b) above, (d) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-2" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., (e) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization) at the time such Investment is made, (f) investment funds investing 95% or more of their assets in securities of the type described in clauses (a)-(e) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution) and
         (g) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $250 million, or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CHANGE OF CONTROL" means the occurrence of either of the following: (a) any Person or two or more Persons acting in concert other than the Equity Investors and/or the Borrower and its Subsidiaries shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing on or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (other than any director who is a nominee of the Equity Investors) (together with any new such directors thereof whose election by the board of directors or whose nomination for election by holders of Equity Interests of the Borrower was approved by one or more Equity Investors or by a vote of a majority of the members of such board of directors then still in office who were either such members thereof at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of such directors of the Borrower.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents.

                  "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreement and the Mortgages.

                  "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Tranche A Revolving Credit Commitment, an Interim Revolving Credit Commitment or a Letter of Credit Commitment.

                  "COMPANY" has the meaning specified in the Preliminary Statements.

                  "COMPENSATION PERIOD" has the meaning specified in Section 2.11(e)(ii).

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation and without duplication, any such obligation or arrangement that is (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. Notwithstanding the foregoing, a Business Guarantee shall not constitute a Contingent Obligation. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "DEBT" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business and other than compensation expenses), (c) all principal payment Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all principal payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to the purchase price of property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all principal payment Obligations of such Person as lessee under Capitalized Leases, (f) all principal payment Obligations of such Person in respect of reimbursement for acceptance, letter of credit or similar facilities,
         (g) all principal payment Obligations of such Person to purchase, redeem, retire, defease or otherwise make any principal payment in respect of any Redeemable Equity Interests in such Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all principal payment Obligations of such Person in respect of

         Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person in respect of any indebtedness described in the other clauses of this definition of any other Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that the amount of "Debt" under clauses
         (i) and (j) shall be the lesser of (A) the amount of such indebtedness or other payment obligations of such other Person and (B) in the case of clause (i), the actual Obligation of such Person and, in the case of clause (j), the fair market value of the property subject to such Lien (as may be determined by the Borrower in good faith). It is understood that "Debt" shall not include any Business Guarantee or any payment Obligation in respect of the Asset Securitization to the extent that there is no recourse by the holders of such payment Obligation to the Borrower and its Subsidiaries (other than the Receivables Subsidiary) in respect of such payment Obligation. It is further understood that "Debt" shall include all principal payment Obligations of any Subsidiary of the Borrower to purchase, redeem, retire, defease, or otherwise make any principal payment in respect of any Preferred Interests in such Subsidiary.

                  "DEBT FOR BORROWED MONEY" of any Person means all items of Debt that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Administrative Agent on behalf of the Issuing Bank to reimburse such Agent or the Administrative Agent on behalf of the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Administrative Agent on behalf of the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(f).

                  "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "DOLLAR" and "$" means lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary or a Receivables Subsidiary.

                  "EBITDA" means, for any fiscal quarter, the sum, determined on a Consolidated basis, of (a) net income (or net loss), plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation expense (including write-downs or write-offs of depreciable or amortizable items), plus (e) amortization expense plus (f) (i) cash and non-cash restructuring costs deducted in arriving at such net income,
         (ii) non-cash extraordinary, unusual or non-recurring losses or charges deducted in arriving at such net income and (iii) any expenses related to the Transaction, plus (g) any losses or charges arising from the sale or write-downs of assets not in the ordinary course of business deducted in arriving at such net income plus (h)(i) any non-cash expense or charge which represents an accrual for which no cash is expected to be paid in the short term and (ii) any non-cash provisions for reserves for discontinued operations plus (i) (without duplication of any item referred to in clauses (b) through (h)) any expenses associated with the Asset Securitization to the extent such expenses were taken into account in calculating net income (or net loss) less
         (j) any cash payment made in respect of a non-cash expense or charge referred to in clause (h)(i), in each case of the Borrower and its Subsidiaries for the four fiscal quarter period ending at the end of such fiscal quarter, determined in accordance with GAAP; provided, however, that (x) for the fiscal quarter ended December 31, 2000, EBITDA shall be calculated as the sum of (i) EBITDA of the Borrower and its Subsidiaries for the fiscal quarter ended December 31, 2000 and (ii) the amount set forth for such quarter on Schedule III for EBITDA, (y) for the fiscal quarter ended March 31, 2001, EBITDA shall be calculated as the sum of (i) EBITDA of the Borrower and its Subsidiaries for the two fiscal quarters ended March 31, 2001 and (ii) the amount set forth for such quarter on Schedule III for EBITDA and (z) for the fiscal quarter ended June 30, 2001, EBITDA shall be calculated as the sum of (i) EBITDA of the Borrower and its Subsidiaries for the three fiscal quarters ended June 30, 2001 and (ii) the amount set forth for such quarter on Schedule III for EBITDA.

                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have satisfied.

                  "ELIGIBLE ASSIGNEE" means any commercial bank or financial institution (including, without limitation, any Fund) as approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing at the time of such assignment pursuant to
         Section 9.07, approved by the Borrower (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "EQUITY INVESTORS" means (i) Joseph Littlejohn & Levy, Inc. ("JLL"), investment funds managed, sponsored or advised by JLL, partners (limited or general) of, or co-investors with, JLL, the Seller, any entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing, (ii) any controlling stockholder, 80% or more owned Subsidiary, co-investor, limited partner, general partner or immediate family member (in the case of any individual) any of the foregoing, or
         (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more of the foregoing and/or such other Persons referred to in the preceding clauses.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advances being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(c).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCESS AMOUNT" has the meaning specified in Section 5.02(o).

                  "EXCESS CASH FLOW" means, for any period,

                  (a) the sum of:

                           (i) Consolidated net income (or loss) of the Borrower
                  and its Subsidiaries for such period plus

                           (ii) the aggregate amount of all non-cash charges
                  deducted in arriving at such Consolidated net income (or loss) plus

                           (iii) any Carryover Amount permitted to be used for
                  Capital Expenditures during such period to the extent not so used during such period less

                  (b) the sum of:

                           (i) the aggregate amount of all non-cash credits
                  included in arriving at such Consolidated net income (or loss) plus

                           (ii) the aggregate amount of Capital Expenditures of
                  the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement plus

                           (iii) the aggregate amount of all regularly scheduled
                  principal payments of Debt made by the Borrower and its Subsidiaries during such period plus

                           (iv) the aggregate amount of pension contributions
                  paid by the Borrower and its Subsidiaries during such period to the extent taken into account in calculating net income (or loss) plus

                           (v) the aggregate proceeds received during such
                  periods of any sale, lease, transfer or other disposition of assets to the extent such proceeds (A) are applied in accordance with Section 2.06 or are applied to replace the asset in respect of which such proceeds were received and (B) are taken into account in calculating net income (or loss) plus

                           (vi) (without duplication of any other amount
                  referred to in this clause (b)) the aggregate amount paid in cash during such period by the Borrower and its Subsidiaries in respect of Investments permitted pursuant to Section 5.02(f)(xiv), (xv) or (xvi) (other than any Investment to the extent made during such period with the proceeds of Debt permitted pursuant to Section 5.02(b)) plus

                           (vii) the Carryover Amount for such period.

                  "EXCLUDED CAPITAL EXPENDITURES" means Capital Expenditures (a) constituting Capitalized Lease Obligations or financed by purchase money debt, (b) made with Net Cash Proceeds of asset sales or equity issuances reinvested in accordance with this Agreement, (c) consisting of the reinvestment of Extraordinary Receipts and (d) constituting Investments made in accordance with Section 5.02(f)(xiv), (xv) or
         (xvi).

                  "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

                  "EXISTING LETTERS OF CREDIT" means the Letter of Credit listed on Schedule IV hereto.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business that consists of proceeds of insurance (excluding any key man life insurance proceeds and proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is commenced within 12 months after the later of the occurrence of such damage or loss and receipt of such proceeds, (B) are received by any Person in respect of any third party claim against or loss or damage suffered by such Person and applied to pay (or to reimburse such Person for its prior payment or incurrence of) such claim, loss or damage and the costs and expenses of such Person with respect thereto, or (C) are reinvested in the ordinary course of business.

                  "FACILITY" means the Term A Facility, the Term B Facility, the Tranche A Revolving Credit Facility, the Interim Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent or, if reasonably requested by the Borrower, the average rate of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the fee letter dated June 23, 2000 between the Borrower and the Administrative Agent, as amended.

                  "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on March 31 in any calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, for any fiscal quarter, the ratio of (a) EBITDA for such fiscal quarter to (b) the sum of (i) net cash interest payable on all Debt for Borrowed Money and, without duplication, all Debt in respect of the Asset Securitization (net of cash interest income) plus (ii) scheduled repayment principal amounts of all Debt for Borrowed Money and, without duplication, all Debt in respect of the Asset Securitization plus (iii) cash Capital Expenditures (other than Excluded Capital Expenditures), payable, in each case in clause (b), of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters ended at the end of such fiscal quarter; provided, however, that (x) for the fiscal quarter ended December 31, 2000, each of the items described in clause (b) shall be calculated as the sum of (i) such items for the fiscal quarter ended December 31, 2000 and (ii) the amount set forth on Schedule III for such quarter, (y) for the fiscal quarter ended March 31, 2001, the items described in clause (b) shall be calculated as the sum of (i) such items for the two fiscal quarters ended March 31, 2001 and (ii) the amount set forth on Schedule III for such quarter and (z) for the fiscal quarter ended June 30, 2001, the items described in clause (b) shall be calculated as the sum of (i) such item for the three fiscal quarters ended June 30, 2001 and (ii) the amount set forth on Schedule III for such fiscal quarter.

                  "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in Section 4.01(p)(E).

                  "FOREIGN PLAN" has the meaning specified in Section
         4.01(p)(E).

                  "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia or that is a Subsidiary of a Foreign Subsidiary.

                  "FUNCTIONAL DEBT" means:

                           (i) on and after October 2, 2005, Debt to finance the
                  working capital needs of the Borrower and its Subsidiaries after the expiration or termination of the Tranche A Revolving Credit Facility Commitments in an aggregate principal amount not to exceed (i) $275,000,000 if the Asset Securitization has not been consummated or (ii) $175,000,000 if the Asset Securitization has been consummated, provided that the terms and conditions of such replacement working capital facility shall be substantially similar to, or otherwise not materially less favorable to the Term B Lenders in any respect than, the analogous provisions applicable to the Tranche A Revolving Credit Facility;

                           (ii) Debt arising from the honoring of a check, draft
                  or similar instrument against insufficient funds, provided that such Debt is extinguished within two Business Days of its incurrence;

                           (iii) guarantees made in the ordinary course of its
                  business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

                           (iv) Contingent Obligations in connection with up to
                  an aggregate principal amount of $5,000,000 of Debt outstanding at any time incurred by any members of management in connection with any purchases by them of capital stock of the Borrower, and any refinancings, refundings, extensions or renewals thereof; provided that such amount shall be reduced by the aggregate then outstanding principal amount of loans and advances made in reliance upon the provisions of Section 5.02(f)(xi);

                           (v) Contingent Obligations in respect of
                  indemnification and contribution agreements expressly permitted by Section 5.01(i) or similar agreements by the Borrower or any of its Subsidiaries;

                           (vi) Debt under performance bonds, letter of credit
                  obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business;

                           (vii) Contingent Obligations in respect of
                  third-party loans and advances to officers or employees of the Guarantor, the Borrower or any of their Subsidiaries (A) for travel and entertainment expenses incurred in the ordinary course of business, (B) for relocation expenses incurred in the ordinary course of business, or (C) for other purposes, and in the case of this clause (C), in an aggregate amount (as to the Borrower and all its Subsidiaries), together with the aggregate amount of all Investments permitted under Section 5.02(f)(ii)(B), of up to $2,000,000 outstanding at any time;

                           (viii) Contingent Obligations of the Borrower or any
                  Subsidiary incurred in connection with Permitted Acquisitions permitted under Section 5.02(f)(xiv);

                           (ix) (A) Contingent Obligations represented by
                  contracts entered into by the Borrower or any of its Subsidiaries for the purchase of equipment, inventory and supplies required by the Borrower or such Subsidiary in the ordinary course of business and (B) accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Subsidiaries in the ordinary course of business;

                           (x) Contingent Obligations in connection with sales
                  or other dispositions permitted under Section 5.02(e), including indemnification obligations with respect to leases, and guarantees of collectibility in respect of accounts receivable or notes receivable for up to face value;

                           (xi) Contingent Obligations for performance, appeal,
                  judgment, replevin and similar bonds and suretyship arrangements, in each case incurred in the ordinary course of business and Contingent Obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

                           (xii) Debt of the Borrower and its Subsidiaries which
                  may be deemed to exist pursuant to their respective obligations to pay dividends after same have been declared;

                           (xiii) Guarantees by the Borrower of Debt of Domestic
                  Subsidiaries so long as such Debt is otherwise permitted hereunder; and

                           (xiv) Debt with respect to completion guarantees,
                  performance bonds, surety bonds or customs bonds required in the ordinary course of business.

                  "FUND" means any Person (other than a natural Person) that is (or will be) an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GRANTING BANK" has the meaning specified in Section 9.07.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section 7.01.

                  "GUARANTY SUPPLEMENT" has the meaning specified in Section
         7.05.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "ICC" has the meaning specified in Section 2.03(e).

                  "INDEMNIFIED LIABILITIES" has the meaning specified in Section 9.04(b).

                  "INDEMNITEES" has the meaning specified in Section 9.04(b).

                  "INFORMATION MEMORANDUM" means the information memorandum dated September 2000 used by the Lead Arranger in connection with the syndication of the Commitments.

                  "INITIAL EXTENSION OF CREDIT" means the initial Borrowing hereunder.

                  "INITIAL ISSUING BANK", "INITIAL LENDER PARTIES" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTEREST COVERAGE RATIO" means, for any fiscal quarter, the ratio of (a) EBITDA for such fiscal quarter to (b) net cash interest payable on all Debt for Borrowed Money and, without duplication, all Debt in respect of the Asset Securitization of the Borrower and its Subsidiaries (net of cash interest income) during the four consecutive fiscal quarters ended at the end of such fiscal quarter; provided, however, that (x) for the fiscal quarter ended December 31, 2000, the item in clause (b) shall be calculated as the sum of (i) such item for the fiscal quarter ended December 31, 2000 and (ii) the amount set forth on for such quarter Schedule III for such item, (y) for the fiscal quarter ended March 31, 2001, the item in clause (b) shall be calculated as the sum of (i) such item for the two fiscal quarters ended March 31, 2001 and (ii) the amount set forth for such quarter on
         Schedule III for such item, and (z) for the fiscal quarter ended June 30, 2001, the item in clause (b) shall be calculated as the sum of (i) such item for the three fiscal quarters ended June 30, 2001 and (ii) the amount set forth for such quarter on Schedule III for such item.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period
                  with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERIM REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(d).

                  "INTERIM REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Interim Revolving Credit Advances of the same Type made by the Interim Revolving Credit Lenders.

                  "INTERIM REVOLVING CREDIT COMMITMENT" means, with respect to any Interim Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Interim Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
         Section 9.07(e) as such Lender's "Interim Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.05.

                  "INTERIM REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Interim Revolving Credit Lenders' Interim Revolving Credit Commitments at such time.

                  "INTERIM REVOLVING CREDIT LENDER" means any Lender that has an Interim Revolving Credit Commitment.

                  "INTERIM REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of an Interim Revolving Credit Lender, in substantially the form of Exhibit A-4 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Interim Revolving Credit Advances made by such Lender, as amended.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or all or substantially all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person.

                  "ISSUING BANK" means the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "JOINT LEAD ARRANGER" has the meaning specified in the recital of parties to this Agreement.

                  "JLL" has the meaning specified in the definition of "Equity Investors".

                  "JLL PAYMENTS" means payments to JLL or any of its affiliates or agents of (A) fees for management consulting or financial advisory services provided to the Borrower or any of its Subsidiaries in an annual amount not to exceed $1,000,000 and not to exceed $5,000,000 in the aggregate and (B) an annual amount not to exceed $500,000 to pay or reimburse its administrative expenses.

                  "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(f)(ii)(A).

                  "LEAD ARRANGER" has the meaning specified in the recital of parties to this Agreement.

                  "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line Bank.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Tranche A Revolving Credit Lender pursuant to
         Section 2.03(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank, at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(e) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(f).

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes,
         (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) the Fee Letter , (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended.

                  "LOAN PARTIES" means the Borrower and the Subsidiary
         Guarantors.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, financial condition, operations, performance, or properties of the Borrower and its Subsidiaries, taken as a whole; provided, however, that the status of item 21 on Schedule 4.01(f) on the date hereof shall not constitute a Material Adverse Change.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, financial condition, operations, performance, or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent and the Lender Parties under the Loan Documents, taken as a whole, or (c) the ability of the Loan Parties, taken as a whole, to perform their Obligations under any Loan Document, taken as a whole; provided, however, that the status of item 21 on Schedule 4.01(f) on the date hereof shall not constitute a Material Adverse Effect.

                  "ML & CO." has the meaning specified in the recital of parties hereto.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE POLICIES" has the meaning specified in Section 5.01(q)(B).

                  "MORTGAGES" has the meaning specified in Section 5.01(q).

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt by any Person, or any Extraordinary Receipt as and when received by or paid to any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, termination, severance and relocation expenses and other similar fees, expenses and commissions, (b) the amount of taxes paid or payable in connection with or as a result of such transaction, (c) amounts required to be applied to the repayment of Debt in connection with any such sale, lease, transfer or other disposition of any asset, (d) any reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP and any reserve in accordance with GAAP against any liabilities associated with the asset so disposed of, including, without limitation, pension, any other post-employment benefit liabilities, liabilities related to environmental matters, and indemnification obligations associated with such asset disposition, and
         (e) provision for amounts paid or payable to minority interest holders in any such asset as a result of the sale or other disposition of such asset, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) or (d) above but for the fact that, at the time of receipt of such cash, such taxes or reserves have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes or other reserves; provided further that "Net Cash Proceeds" shall not include Extraordinary Receipts or any proceeds of any sale, lease, transfer or other disposition of any asset that are reinvested in the business of the Borrower and its Subsidiaries so long as such reinvestment is reasonably commenced within twelve months after the receipt of such proceeds.

                  "NOTE" means a Term A Note, a Term B Note, a Tranche A Revolving Credit Note or an Interim Revolving Credit Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(f).

                  "NOTICE OF SWING LINE BORROWING" has the meaning specified in
         Section 2.02(b).

                  "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(f).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

                  "OTHER BASKET DEBT" means:

                           (xv) Contingent Obligations in respect of Debt of a
                  Person in connection with joint ventures or similar arrangements permitted by Section 5.02(f)(xiv), (xv) or (xvi) in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Borrower or any of its Subsidiaries;

                           (xvi) Debt of a Person which becomes a Subsidiary
                  after the date hereof, provided that (i) such Debt existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing; and

                           (xvii) Debt of the Borrower or any of its
                  Subsidiaries incurred to finance insurance premiums in the ordinary course of business.

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PCS HQ SALE" means the disposition of PCS headquarters and related real estate pursuant to a sale leaseback arrangement, with the proceeds for the account of the Seller, and any disposition as to which, in connection with the Acquisition, the Borrower has agreed is for the account of the Seller.

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                  "PERMITTED LIENS" means such of the following as to which no execution, foreclosure or similar proceeding which would, either individually or together with all such Liens, reasonably be expected to have a Material Adverse Effect shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law or incurred pursuant to ordinary course of business contracts (other than contracts relating to Debt for Borrowed Money), such as landlords', materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with GAAP; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other insurance related obligations (including, without limitation, pledges or deposits or other Liens securing liability to insurance carriers under insurance or self-insurance arrangements; (d) zoning restrictions, easements, rights of way and other encumbrances on title to real property none of which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (e) Liens of landlords or of mortgages of landlords arising by operation of law or pursuant to the terms of real property leases; (f) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under
         Section 6.01(g); (g) Liens to secure the performance of bids, tenders, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business; (h) Liens arising under the indenture governing the Seller Note or any indenture governing Debt issued in refinancing thereof solely in favor of the trustee named therein for its own benefit; (i) set-off, charge-back and other rights of depository and collection banks and other regulated financial institutions with respect to money or instruments of the Borrower or its Subsidiaries on deposit with or in the possession of such institutions; (j) licenses, sublicenses, leases and subleases granted to third parties in the ordinary course of business; (k) Liens arising from precautionary UCC financing statements regarding operating leases; and (l) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED DEBT" has the meaning specified in the Security Agreement.

                  "PLEDGED SHARES" has the meaning specified in the Security Agreement.

                  "POST-PETITION INTEREST" has the meaning specified in Section 7.06.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PRELIMINARY INFORMATION MEMORANDUM" means the preliminary information memorandum dated August 2000 used by the Lead Arranger in connection with the syndication of the Commitments.

                  "PREPAYMENT AMOUNT" has the meaning specified in Section 2.06(c).

                  "PRO RATA SHARE" of any amount means, with respect to any Tranche A Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Tranche A Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Tranche A Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Tranche A Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Tranche A Revolving Credit Facility as in effect immediately prior to such termination).

                  "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Borrower that conducts no business other than the Asset Securitization and activities incidental thereto.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem on or prior to October 2, 2007 at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder on or prior to October 2, 2007.

                  "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(vi).

                  "REFINANCING DEBT" with respect to any Debt, means any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt (including without limitation Surviving Debt), provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Debt being extended, refunded or refinanced shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing (plus the amount of any fees and expenses directly related to such extension, refunding or refinancing), as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms and conditions thereof are either (i) reasonably satisfactory to the Administrative Agent or (ii) certified by a nationally recognized investment bank as market terms and conditions at such time for similar debt securities issued by similar Persons.

                  "REGISTER" has the meaning specified in Section 9.07(e).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Acquisition Agreement and the Seller Note.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate amount of the Tranche A Revolving Credit Commitments at such time, (b) the aggregate amount of the Interim Revolving Credit Commitments outstanding at such time, (c) the aggregate amount of Term A Commitments at such time and (d) the aggregate amount of the Term B Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the amount of such Lender's Tranche A Revolving Credit Commitment at such time, (B) the amount of such Lender's Interim Revolving Credit Commitment at such time, (C) the amount of such Lender's Term A Commitment at such time and (D) the amount of such Lender's Term B Commitment at such time.

                  "RESPONSIBLE OFFICER" means any executive officer of the Borrower or any of its Subsidiaries.

                  "REVOLVING CREDIT FACILITIES" means the Tranche A Revolving Credit Facility and the Interim Revolving Credit Facility.

                  "RITE AID TRANSITION SERVICES AGREEMENT" means the Rite Aid Transition Services Agreement, dated effective as of September 30, 2000, among the Seller, the Borrower and PCS Holding Corporation, a Delaware corporation.

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

                  "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

                  "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

                  "SELLER" has the meaning specified in the Preliminary Statements to this Agreement.

                  "SELLER NOTE" has the meaning specified in the Preliminary Statements hereto and all agreements, indentures and supplemental indentures pursuant to which the Seller Note is issued, in each case as amended, to the extent permitted under the Loan Documents.

                  "SERIES A-1 PREFERRED STOCK" means the Series A-1 11% convertible preferred stock issued by the Borrower.

                  "SERIES A-1 PREFERRED STOCK DOCUMENTS" means the Certificate of Designations for the Series A-1 Preferred Stock.

                  "SERIES A-2 PREFERRED STOCK" means the Series A-2 11% convertible preferred stock issued by the Borrower.

                  "SERIES A-2 PREFERRED STOCK DOCUMENTS" means the Certificate of Designations for the Series A-2 Preferred Stock.

                  "SERIES B PREFERRED STOCK" means the Series B convertible preferred stock issued by the Borrower.

                  "SERIES B PREFERRED STOCK DOCUMENTS" means the Certificate of Designations for the Series B Preferred Stock.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 9.07.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "SUBORDINATED DEBT" means any Debt of any Loan Party that is subordinated in right of payment and collection to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions either (i) reasonably satisfactory to the Administrative Agent or (ii) certified by a nationally recognized investment bank as market terms and conditions at such time for similar debt securities issued by similar Persons (it being agreed that the subordination provisions of the Seller Note are satisfactory to the Required Lenders).

                  "SUBORDINATED DEBT DOCUMENTS" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

                  "SUBORDINATED OBLIGATIONS" has the meaning specified in
         Section 7.06.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
         Section 5.01(j).

                  "SUBSIDIARY GUARANTY" means the guaranty of the Subsidiary Guarantors set forth in Article VII.

                  "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

                  "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(e) or (b) any Tranche A Revolving Credit Lender pursuant to Section 2.02(b).

                  "SWING LINE BANK" means Bank of America.

                  "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(e) or the Tranche A Revolving Credit Lenders pursuant to Section 2.02(b).

                  "SWING LINE FACILITY" has the meaning specified in Section 2.01(e).

                  "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "TAXES" has the meaning specified in Section 2.12(a).

                  "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

                  "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

                  "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(e) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.05.

                  "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

                  "TERM A LENDER" means any Lender that has a Term A Commitment.

                  "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

                  "TERM ADVANCES" means the Term A Advances and Term B Advances.

                  "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

                  "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

                  "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(e) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B commitments at such time.

                  "TERM B LENDER" means any Lender that has a Term B Commitment.

                  "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advances made by such Lender, as amended.

                  "TERM FACILITIES" means the Term A Facility and Term B
         Facility.

                  "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Interim Revolving Credit Commitments, the Tranche A Revolving Credit Commitments, the Letter of Credit Commitment, the Term A Commitments and the Term B Commitments pursuant to Section 2.05 or 6.01 and (b) (i) for purposes of the Tranche A Revolving Credit Facility, the Letter of Credit Facility and the Term A Facility, October 3, 2005, (ii) for purposes of the Term B Facility and for all other purposes, October 2, 2007 and (iii) for the purposes of the Interim Revolving Credit Facility, the earlier of (x) the date of consummation of the Asset Securitization and (y) October 2, 2005.

                  "TOTAL LEVERAGE RATIO" means, for any fiscal quarter, the ratio of (a) Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries and, without duplication, all Debt of the Borrower and its Subsidiaries in respect of the Asset Securitization for such fiscal quarter as at the end of such fiscal quarter, to (b) EBITDA of the Borrower and its Subsidiaries; provided, however, that in calculating total Debt for Borrowed Money of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the aggregated amount of Debt in respect of the Revolving Credit Facilities as at the end of such fiscal quarter shall be calculated as the average daily principal amount of Debt in respect of the Revolving Credit Facilities outstanding during such fiscal quarter.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of goods or services to the Borrower or any of its Subsidiaries to effect payment for such goods or services.

                  "TRANCHE A REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(c).

                  "TRANCHE A REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Tranche A Revolving Credit Advances of the same Type made by the Tranche A Revolving Credit Lenders.

                  "TRANCHE A REVOLVING CREDIT COMMITMENT" means, with respect to any Tranche A Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption " Tranche A Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative

         Agent pursuant to Section 9.07(e) as such Lender's " Tranche A Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TRANCHE A REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Tranche A Revolving Credit Lenders' Tranche A Revolving Credit Commitments at such time.

                  "TRANCHE A REVOLVING CREDIT LENDER" means any Lender that has a Tranche A Revolving Credit Commitment.

                  "TRANCHE A REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Tranche A Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Tranche A Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

                  "TRANSACTION" means the Acquisition, the issuance of the Seller Note, the issuance of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series B Preferred Stock and the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents the Related Documents, the Series A-1 Preferred Stock Documents, the Series A-2 Preferred Stock Documents and the Series B Preferred Stock Documents.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UNUSED INTERIM REVOLVING CREDIT COMMITMENT" means, with respect to any Interim Revolving Credit Lender at any time, (a) such Lender's Interim Revolving Credit Commitment at such time minus (b) the aggregate principal amount of all Interim Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.

                  "UNUSED TRANCHE A REVOLVING CREDIT COMMITMENT" means, with respect to any Tranche A Revolving Credit Lender at any time, (a) such Lender's Tranche A Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Tranche A Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(e) and outstanding at such time.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) The Tranche A Revolving Credit Advances. Each Tranche A Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "TRANCHE A REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Tranche A Revolving Credit Commitment at such time; provided, however, that in no event shall the aggregate amount of Tranche A Revolving Credit Advances outstanding on the Effective Date exceed $130 million. Each Tranche A Revolving Credit Borrowing shall be in an aggregate minimum amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Tranche A Revolving Credit Advances made simultaneously by the Tranche A Revolving Credit Lenders ratably according to their Tranche A Revolving Credit Commitments. Within the limits of each Tranche A Revolving Credit Lender's Unused Tranche A Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(c).

                  (d) The Interim Revolving Credit Advances. Each Interim Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth to make advances (each an "INTERIM REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Interim Revolving Credit Commitment at such time; provided, however, that (i) an Interim Revolving Credit Borrowing shall only occur at a time when the aggregate principal amount of the Tranche A Revolving Credit Advances outstanding shall be at least $115 million and (ii) in no event shall the aggregate amount of Interim Revolving Credit Advances outstanding on the Effective Date exceed $0 million. Each Interim Revolving Credit Borrowing shall be in an aggregate minimum amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Interim Revolving Credit Advances made simultaneously by the Interim Revolving Credit Lenders ratably according to their Interim Revolving Credit Commitments. Within the limits of each Interim Revolving Credit Lender's Unused Interim Revolving Credit Commitments in effect from time to time, the Borrower may borrow under this Section 2.01(d), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (e) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $40 million (the "SWING LINE FACILITY") and (ii) in a minimum amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Tranche A Revolving Credit Commitments of the Tranche A Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in a minimum amount of $1 million or an integral multiple of $1 million in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(e), repay pursuant to Section 2.04(e) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(e).

                  (f) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth and in reliance upon the agreements of the Tranche A Revolving Credit Lenders set forth in Section 2.03, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time and (ii) for each such Letter of Credit not to exceed the Unused Tranche A Revolving Credit Commitments of the Tranche A Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 10 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable (i) annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least five Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III or (ii) automatically unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 15 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower, in the case of a Standby Letter of Credit that is not by its terms automatically renewable, or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been renewed or automatically renewed, as the case may be; provided, however, that even in the absence of receipt of a Notice of Renewal, the Issuing Bank may, with the consent of the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(f), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(f). For all purposes of this Agreement and the other Loan Documents, the Existing Letters of Credit shall be "Letters of Credit" hereunder. Notwithstanding the foregoing, the Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any governmental or regulatory authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental or regulatory authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such

Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any material unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it.

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Tranche A Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Tranche A Revolving Credit Lender and outstanding on the date of such Tranche A Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Tranche A Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the fourteenth day after the requested date of such Borrowing). The Swing Line Bank shall make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent to be distributed by the Administrative Agent to each other

Tranche A Revolving Credit Lender, each other Tranche A Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Tranche A Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Tranche A Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Tranche A Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Tranche A Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Tranche A Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5 million or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 and (ii) the Term A Advances may not be outstanding as part of more than 5 separate Borrowings, the Term B Advances may not be outstanding as part of more than 1 separate Borrowing, the Tranche A Revolving Credit Advances may not be outstanding as part of more than 5 separate Borrowings, the Interim Revolving Credit Advances may not be outstanding as part of more than 5 separate Borrowings and the Swing Line Advances may not be outstanding as part of more than 5 separate Borrowings.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any actual loss (including loss of anticipated profits), cost or expense certified as actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and (without duplication of its obligations to repay Advances hereunder) the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Tranche A Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may reasonably specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is reasonably acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of

Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to the Administrative Agent for distribution to each Tranche A Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and
(C) to the Administrative Agent for distribution to each Tranche A Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit properly issued pursuant to Section 2.01(f) shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank to the Administrative Agent (which shall promptly distribute such demand to the Tranche A Revolving Credit Lenders), each Tranche A Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Tranche A Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Tranche A Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Tranche A Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Tranche A Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Tranche A Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Tranche A Revolving Credit Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Tranche A Revolving Credit Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Tranche A Revolving Credit Lender shall be responsible for the failure of any other Tranche A Revolving Credit Lender to make the Letter of Credit Advance to be made by such other Tranche A Revolving Credit Lender on such date.

                  (e) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued,
(i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Trade Letter of Credit.

                  SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amount shall be reduced as a result of the application of prepayments in accordance with Section 2.06).

     Date                                Amount
     ----                                ------
June 30, 2001                       $ 2.81250 million

September 30, 2001                  $ 2.81250 million

December 31, 2001                   $ 2.81250 million

March 31, 2002                      $ 2.81250 million

June 30, 2002                       $ 6.56250 million

September 30, 2002                  $ 6.56250 million

December 31, 2002                   $ 6.56250 million

March 31, 2003                      $ 6.56250 million

June 30, 2003                       $  7.5000 million

     Date                                Amount
     ----                                ------
September 30, 2003                  $  7.5000 million

December 31, 2003                   $  7.5000 million

March 31, 2004                      $  7.5000 million

June 30, 2004                       $ 9.37500 million

September 30, 2004                  $ 9.37500 million

December 31, 2004                   $ 9.37500 million

March 31, 2005                      $ 9.37500 million

June 30, 2005                       $ 22.5000 million

September 30, 2005                  $ 22.5000 million

; provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

                  (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
Section 2.06):

     Date                                        Amount
     ----                                        ------
June 30, 2001                                $ 1.00 million

September 30, 2001                           $ 1.00 million

December 31, 2001                            $ 1.00 million

March 31, 2002                               $ 1.00 million

June 30, 2002                                $ 1.00 million

September 30, 2002                           $ 1.00 million

December 31, 2002                            $ 1.00 million

March 31, 2003                               $ 1.00 million

     Date                                        Amount
     ----                                        ------
June 30, 2003                                $ 1.00 million

September 30, 2003                           $ 1.00 million

December 31, 2003                            $ 1.00 million

March 31, 2004                               $ 1.00 million

June 30,  2004                               $ 1.00 million

September 30, 2004                           $ 1.00 million

December 31, 2004                            $ 1.00 million

March 31, 2005                               $ 1.00 million

June 30, 2005                                $ 1.00 million

September 30, 2005                           $ 1.00 million

December 31, 2005                            $ 1.00 million

March 31, 2006                               $ 1.00 million

June 30, 2006                                $ 1.00 million

September 30, 2006                           $ 1.00 million

December 31, 2006                            $94.50 million

March 31, 2007                               $94.50 million

June 30, 2007                                $94.50 million

September 30, 2007                           $94.50 million

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

                  (c) Tranche A Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A Revolving Credit Lenders on the Termination Date in respect of the Tranche A Revolving Credit Facility the aggregate principal amount of the Tranche A Revolving Credit Advances then outstanding.

                  (d) Interim Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Interim Revolving Credit Lenders on the

Termination Date in respect of the Interim Revolving Credit Facility the aggregate principal amount of the Interim Revolving Credit Advances then outstanding.

                  (e) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Tranche A Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the fourteenth day after the requested date of such Borrowing) and the Termination Date in respect of the Tranche A Revolving Credit Facility.

                  (f) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Tranche A Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of the second day after the date on which such Advance was made and the Termination Date in respect of the Tranche A Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change consented to by the Borrower in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver consented to by the Borrower of or any other consent by the Borrower to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided, however, that this paragraph shall not relieve the Issuing Bank, any other Lender Party or any other Person or entity of any liability resulting from the gross negligence or willful misconduct of such Issuing Bank, other Lender Party or other Person or entity, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments and the Letter of Credit Facility and the Unused Tranche A Revolving Credit Commitments and the Unused Interim Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. Upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, to the aggregate unpaid principal amount of the Term A Advances then outstanding (after giving effect to such repayment or prepayment).

                  (i) Upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, to the aggregate unpaid principal amount of the Term B Advances then outstanding (after giving effect to such repayment or prepayment).

                  (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each permanent reduction in the Tranche A Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Tranche A Revolving Credit Facility after giving effect to such permanent reduction of the Tranche A Revolving Credit Facility.

                  (iii) The Swing Line Facility shall be permanently reduced from time to time on the date of each permanent reduction in the Tranche A Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Tranche A Revolving Credit Facility after giving effect to such permanent reduction of the Tranche A Revolving Credit Facility.

                  (iv) The Tranche A Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to
         Section 2.06(b)(i) or (ii) in an amount equal to its pro rata share of the applicable Reduction Amount, provided that (i) such reduction shall only occur if, after giving effect to such prepayment, the Total Leverage Ratio, on a pro forma basis, is greater than 2.5:1 and (ii) each such reduction of the Tranche A Revolving Credit Facility shall be made ratably among the Tranche A Revolving Credit Lenders in accordance with their Tranche A Revolving Credit Commitments.

                  (v) The Interim Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to its pro rata share of the applicable Reduction Amount, provided that (i) such reduction shall only occur if, after giving effect to such prepayment, the Total Leverage Ratio, on a pro forma basis, is greater than 2.5:1 and (ii) each such reduction of the Interim Revolving Credit Facility shall be made ratably among the Interim Revolving Credit Lenders in accordance with their Interim Revolving Credit Commitments.

                  (vi) The Interim Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on the date of the consummation of the initial Asset Securitization by the Borrower and its Subsidiaries by an amount equal to the lesser of (x) $100 million and (y) the Net Cash Proceeds received by the Borrower and its Subsidiaries from the Asset Securitization, provided that each such reduction of the Interim Revolving Credit Facility shall be made ratably among the Interim Revolving Credit Lenders in accordance with their Interim Revolving Credit Commitments.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may at any time and from time to time, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date, the Facility to be prepaid and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 (or $1,000,000 in the case of Swing Line Advances) or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term Facility shall be applied to the installments thereof pro rata.

                  (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year (commencing with the Fiscal Year ended March 31, 2002), if at that time the Total Leverage Ratio is greater than or equal to 2.5:1.0, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and, to the extent that the outstanding principal amount of all Advances made under this Agreement is zero, deposit an amount in the L/C Cash Collateral Account in an amount equal to 50% of the amount of Excess Cash Flow for such Fiscal Year, in each case minus the sum of (1) the aggregate principal amount of all optional prepayments of Term Advances made during such period, plus (2) the aggregate principal amount of all optional prepayments of Advances under the Tranche A Revolving Credit Facility and the Interim Revolving Credit Facility, in each case to the extent such optional prepayments are accompanied by contemporaneous permanent reductions of the Tranche A Revolving Credit Commitments and the Interim Revolving Credit Commitments, as appropriate, (3) the aggregate principal amount of all optional and mandatory prepayments (other than such prepayments made with the proceeds of Refinancing Debt) made on other Debt of the Borrower and its Subsidiaries (other than Debt, if any, outstanding in violation of Section 5.02(b) hereof and any waivers and consents thereunder). Each such prepayment shall be applied ratably first, to each of the Term Facilities pro rata and to the installments thereof pro rata and second, to each of the Revolving Credit Facilities pro rata as set forth in clause (vi) below.

                  (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than (x) the first $100 million of Net Cash Proceeds from the Asset Securitization and (y) any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(e) (other than clause (v) thereof or the initial Net Cash Proceeds from the Asset Securitization received by the Borrower and its Subsidiaries), (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than (x) Debt (other than Subordinated Debt) incurred or issued pursuant to Section 5.02(b) and (y) any Subordinated Debt the Net Cash Proceeds in respect of which are applied to refinance the Seller Note or any Subordinated Debt) and (C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A) or (B) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and, to the extent that the outstanding principal amount of all Advances made under this Agreement is zero, deposit an amount in the L/C Cash Collateral Account in an amount equal 100% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first, to each of the Term Facilities pro rata and to the installments thereof pro rata and second, to each of the Revolving Credit Facilities pro rata as set forth in clause (vi) below.

                  (iii) The Borrower shall, on the date of receipt of the first $100 million of Net Cash Proceeds by the Borrower or any of its Subsidiaries from the initial Asset Securitization, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and, to the extent that the outstanding principal amount of all Advances made under this Agreement is zero, deposit an amount in the L/C Cash Collateral Account in an amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first, to the Interim Revolving Credit Facility second, to the Tranche A Revolving Credit Facility as set forth in clause (vi) below.

                  (iv) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Tranche A Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and, to the extent that the outstanding principal amount of all Advances made under this Agreement is zero, deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Tranche A Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Tranche A Revolving Credit Facility on such Business Day.

                  (v) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (vi) Prepayments of the Tranche A Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (iv) above shall be first, applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second, applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third, applied to prepay Tranche A Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Tranche A Revolving Credit Facility required pursuant to clause (i), (ii) or
(iii) above, the amount remaining (if any) after the prepayment in full of the Tranche A Revolving Credit Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the Tranche A Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(v). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Tranche A Revolving Credit Lenders, as applicable.

                  (vii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Interim Revolving Credit Advances comprising part of the same Borrowings in an amount equal to the amount by which (A) the aggregate principal amount of Interim Revolving Credit Advances exceeds (B) the Interim Revolving Credit Facility on such Business Day.

                  (viii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, and shall be allocated among Base Rate Advances and Eurodollar Rate Advances as elected by the Borrower in its discretion. If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

                  (c) Term B Opt-Out. Any Term B Lender, at its option, may, at any time that there are Term A Advances outstanding, elect not to accept any prepayment of the Term B Facility. Upon receipt by the Administrative Agent of any such prepayment, the amount of the prepayment that is available to prepay the Term B Advances shall be deposited in the Collateral Account (the "PREPAYMENT AMOUNT"), pending application of such amount on the Prepayment Date as set forth below and promptly after such receipt (the date of such receipt being the "RECEIPT DATE"), the Administrative Agent shall give written notice to the Term B Lenders of the amount available to prepay the Term B Advances and the date on which such prepayment shall be made (the "PREPAYMENT DATE"), which date shall be 5 days after the Receipt Date. Any Lender declining such prepayment (a "DECLINING LENDER") shall give written notice to the Administrative Agent by 11:00 A.M. (Charlotte, North Carolina time) on three Business Days immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount payable to the Term B Lenders other than the Declining Lenders (such Lenders being the "ACCEPTING LENDERS") shall be withdrawn from the Collateral Account and applied to prepay Term Advances owing to such Accepting Lenders on a pro rata basis. Any amounts that would otherwise have been applied to prepay Advances under the Term B Facility owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term A Advances as provided in Section 2.06(a) or (b), as applicable; provided further that on prepayment in full of the Term A Advances, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

                  (d) In General. Except for compensation under Section 9.04(c), all prepayments under this Agreement shall be without premium or penalty.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (b) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time (but in no event in excess of the maximum nonusurious interest rate permitted by applicable law), payable in arrears quarterly on the last day of each March, June, September and December during such periods, commencing December 31, 2000, and on the date such Base Rate Advance shall be Converted or paid in full.

                  (c) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time (but in no event in excess of the maximum nonusurious interest rate permitted by applicable law), payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (d) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (b) or (c) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (b) or (c) above (but in no event in excess of the maximum nonusurious interest rate permitted by applicable law) and (without duplication) (ii) to the fullest extent permitted by law, the amount of any interest (other than under clause (i)), fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (b) or (c) above and, in all other cases, on Base Rate Advances pursuant to clause (b) above (but in no event in excess of the maximum nonusurious interest rate permitted by applicable law).

                  (e) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (b) or (c) above.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2000, and on the Termination Date, at a rate per annum equal to the Applicable Percentage on the sum of the average daily Unused Tranche A Revolving Credit Commitment of such Lender plus the sum of the average daily Unused Interim Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Tranche A Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2000, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin in respect of Eurodollar Rate Advances under the Tranche A Revolving Credit Facility.

                  (ii) The Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 1/4 of 1.0% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date of issuance and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

                  (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12 Noon. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5 million, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that Article III a Lender Party claiming additional amounts under this
Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party and Article IV the Borrower shall not be responsible for costs under this Section 2.10(a) arising more than 120 days prior to receipt by the Borrower of the certificate from the affected Lender pursuant to this Section 2.10(a) with respect to such costs. A certificate in reasonable detail as to the amount and calculation of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, within 3 days following demand (together with the certificate referred to herein) by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(b) arising more than 120 days prior to receipt by the Borrower of the certificate from the affected Lender pursuant to this Section 2.10(b) with respect to such costs. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative

Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) No Lender Party shall be permitted to pass through to or assess against the Borrower any charge, cost, tax or expense under this Section 2.10, Section 2.12 or any other similar provision of the Loan Documents unless such Lender Party, as a general rule, passes through such charge, cost, tax or expense to other customers of such Lender Party similarly situated where such other customers are subject to documents providing for such pass through.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, without condition or deduction for any counterclaim, defense, recoupment or set-off (except as otherwise provided in Section 2.15), not later than 12 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

                  (c) All computations of interest based on the Base Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Borrower or any Lender Party has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender Party, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender Party, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender Party shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender Party in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender Party to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender Party failed to make such payment, such Lender Party shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender Party pays such amount to the Administrative Agent, then such amount shall constitute such Lender Party's Advance included in the applicable Borrowing. If such Lender Party does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender Party from its obligation to fulfill its applicable Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender Party as a result of any default by such Lender Party hereunder.

                  A notice from the Administrative Agent to any Lender Party with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

                  (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent (after consultation with the Borrower) may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  SECTION 2.12. Taxes. (a) Any and all payments by or for the account of any Loan Party hereunder, or in respect of the Notes or any other Loan Document, shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Documents to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) Each Loan Party shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the relevant Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes or other Loan Documents by or on behalf of such Loan Party through an account or branch outside the United States or by or on behalf of such Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the relevant Loan Party (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and each Loan Party with two original Internal Revenue Service forms 1001, 4224, W-8ECI, W-8 or W-8BEN (and if such Lender delivers a form W-8 or W-8BEN for purposes of the "portfolio interest" exemption under Section 881(c) or 871(h) of the Code, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder, within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, of the Loan Party and is not a controlled foreign corporation related to the Loan Party, within the meaning of Section 864(d)(4) of the Internal Revenue
Code), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender providing a form W-8 or W-8BEN for purposes of the "portfolio interest" exemption under Section 881(c) or 871(h) of the Code, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224, W-8, W-8BEN or W-8ECI (or the related certificate described above), that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Loan Party and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the relevant Loan Party with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Loan Party shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g) At the written request of Borrower, any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such

Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to pay to the Seller the cash portion of the purchase price for the Acquisition, pay transaction fees and expenses, refinance certain Existing Debt, to finance general corporate purposes of the Borrower and its Subsidiaries and provide working capital for the Borrower and its Subsidiaries.

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such set-off under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the

Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

                  (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Bank of America, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bank of America's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

                  (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. Replacement of Certain Lenders. If any Lender (a "SUBJECT LENDER") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 2.10(a) or (b) or Section
2.12 or gives notice pursuant to Section 2.10 (c) or (d) requiring a conversion of such Subject Lender's Eurodollar Rate Advances to Prime Rate Advances or suspending such Lender's obligation to make advances as, or to Convert or continue Advances into or as, Eurodollar Rate Advances, the Borrower, may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "REPLACEMENT NOTICE") in writing to the Administrative Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "REPLACEMENT LENDER") designated in such Replacement Notice. Unless the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is unsatisfactory to the Administrative Agent (such denial not being available to the Administrative Agent where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Sections 2.10(a) and (b) and Section 2.12 assign, in accordance with Section 9.07, all of its Commitments, Advances, Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and (ii) the purchase price paid by such designated financial institution shall be in at least the amount of such Subject Lender's Advances, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 2.10(a) and (b) and Section 2.12) owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall, upon request, issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. (a) The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (b) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes, if requested by any Lenders, payable to the order of the requesting Lenders.

                  (ii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                           (A) certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                           (B) proper financing statements, duly executed for
                  filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary in order to perfect and protect the liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                           (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                           (D) evidence of the completion of all other
                  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary in order to perfect and protect the Liens created thereby,

                           (E) evidence of the insurance required by the terms
                  of the Security Agreement,

                           (F) copies of the Assigned Agreements referred to in
                  the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties, and

                           (G) evidence that all other action that the
                  Administrative Agent may deem necessary in order to perfect and protect the priority of the liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).

                  (iii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                  (iv) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                  (v) A certificate of each Loan Party, signed on behalf of such Loan Party by its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(b)(iv),
         (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(b)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (vi) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (vii) Certified copies of each of the Related Documents, the Series A-1 Preferred Documents and the Series A-2 Preferred Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                  (viii) Certificates, in substantially the form of Exhibit F, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer.

                  (ix) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements of the Borrower dated March 31, 2000, audited annual financial statements of the Company dated February 26, 2000, interim financial statements of each of the Borrower and the Company dated the end of the most recent quarter for which financial statements are available, pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower and the Company, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

                  (x) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, but excluding business interruption insurance.

                  (xi) Certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the Administrative Agent shall reasonably request.

                  (xii) A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

                  (xiii) A favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xiv) A favorable opinion of Streich Lang, local counsel to the Loan Parties in Arizona, in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (c) The Lender Parties shall be reasonably satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                  (d) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

                  (e) Before giving effect to the Transaction, there shall have occurred (i) no Material Adverse Change since March 31, 2000 or (ii) no material adverse change in the business, financial condition, operations, performance, or properties of the Company and its Subsidiaries, taken as a whole, since December 31, 1999.

                  (f) There shall exist no action, suit, investigation, litigation, subpoena or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to (A) have a Material Adverse Effect or (B) have a material adverse effect on the business, financial condition, operations, performance or properties of the Company and its Subsidiaries, taken as a whole, other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) adversely affects the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                  (g) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lead Arranger and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lead Arranger, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

                  (h) Nothing shall have come to the attention of the Lender Parties that is inconsistent in any material respect with the information provided by or on behalf of the Borrower to the Lender Parties prior to June 30, 2000 and that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business, financial condition, operations, performance or properties of the Company and its Subsidiaries, taken as a whole.

                  (i) The Borrower shall have paid all fees of the Agents and the Lender Parties then due and payable and all accrued reasonable out-of-pocket expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel, if any, to the Lender Parties).

                  (j) The Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement, without any waiver or amendment not consented to by the Lender Parties of any material term, provision or condition set forth therein, and in compliance with all applicable laws.

                  (k) The Acquisition Agreement shall be in full force and effect.

                  (l) The Agents and Lead Arranger shall be reasonably satisfied with the terms and conditions of the Seller Note, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series B Preferred Stock.

                  (m) The Borrower shall simultaneously receive at least $150.0 million in gross proceeds from the issuance of Equity Interests to the Equity Investors and at least $125.0 million in gross proceeds from the issuance of the Series A-2 Preferred Stock.

                  (n) The Lead Arranger shall be reasonably satisfied that pro forma twelve month adjusted EBITDA of the Borrower and its Subsidiaries for the period ended March 31, 2000 is at least $190 million, and the Borrower shall have delivered to the Lenders a certificate to such effect executed by the Chief Financial Officer of the Borrower.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Tranche A Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Tranche A Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party, each Agent and each Lead Arranger shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties, the Agents or the Lead Arranger unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party, such Agent or the Lead Arranger (as the case may be) prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company or limited partnership, as applicable, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries that are owned by such Loan Party has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
         (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
         (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party


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

         of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (x) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect or (y) any such authorization, approval, action, notice or filing the absence of which, either individually or in the aggregate with all other such authorizations, approvals, actions, notices or filings, could not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition is being consummated in accordance with the Acquisition Agreement and applicable law.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) There is no action, suit, investigation, litigation, subpoena or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no material adverse change in the status, or financial effect on any Loan Party, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                  (g) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Arthur Andersen, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects, subject, in the case of said balance sheet as at June 30, 2000, and said statements of income and cash flows for the three months then ended, to normal year-end audit adjustments and absence of footnotes, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis and since March 31, 2000, there has been no Material Adverse Change.

                  (ii) The Consolidated balance sheet of the Company and its Subsidiaries as of February 26, 2000 and the related Consolidated statement of income and Consolidated Statement of cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheet of the Company and its Subsidiaries as of June 24, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Company and its Subsidiaries for the four months then ended, duly certified by the Chief Financial Officer of the Company, copies of which have been furnished to each Lender Party, fairly present in all material respects, subject in the case of said balance sheet as at June 24, 2000, and said statements of income and cash flows for the four months then ended, to normal year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

                  (h) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at June 30, 2000, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date (subject to normal year-end adjustments and the absence of footnotes), in each case giving effect to the Transaction, all in accordance with GAAP.

                  (i) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(b) or 5.03 were prepared in good faith on the basis of the assumptions stated therein and represented, at the time of delivery, the Borrower's best estimate of its future financial performance, provided it being understood that actual results may differ.

                  (j) Neither the Preliminary Information Memorandum nor the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents (other than the information referred to in Section 4.01(i)), taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

                  (n) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and, subject to the exceptions set forth therein, the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (p) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                           (A) No ERISA Event has occurred or is reasonably
                  expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                           (B) Schedule B (Actuarial Information) to the most
                  recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                           (C) Neither any Loan Party nor any ERISA Affiliate
                  has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                           (D) Neither any Loan Party nor any ERISA Affiliate
                  has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                           (E) With respect to each scheme or arrangement
                  mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

                                    (I) Any employer and employee contributions
                  required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                                    (II) The fair market value of the assets of
                  each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                                    (III) Each Foreign Plan required to be
                  registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (q) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.


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

                           (ii) None of the properties currently or formerly
                  owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries.

                           (iii) Neither any Loan Party nor any of its
                  Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  (r) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

                           (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                           (iii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                           (iv) Except as disclosed on Schedule 4.01(r) the aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $5 million. Except as disclosed on Schedule 4.01(r), no issues have been raised by the Internal Revenue Service in respect of

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

         Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                           (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $5 million. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                           (vi) The Acquisition will not be taxable to the Company or any of its Subsidiaries or Affiliates.

                           (vii) Except as disclosed herein and on Schedule 4.01(r), no "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to the Borrower or the Company since January 1, 1997.

                  (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                  (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list as of the date hereof of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.


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

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments in an amount greater than $1 million (other than Cash Equivalents) held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any interest thereon shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders insofar as any failure to so comply could reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, or that could not reasonably be expected to have a Material Adverse Effect.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and exercise reasonable efforts to cause all lessees and other Persons (other than governmental entities and any Lending Party) operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits insofar as any failure to so comply could reasonably be expected to have a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties insofar as any failure to so obtain or renew could reasonably be expected to have a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws insofar as any failure to do so could reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations at least in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), permits, and licenses; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit or license if (i) the absence of such right, permit or license could not reasonably be expected to have a Material Adverse Effect or (ii) the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries, taken as a whole.

                  (f) Visitation Rights. At any reasonable time and at reasonable intervals, upon reasonable notice and under guidance by officers of (or other employees or agents designated by) the Borrower, permit any of the Agents or any of the Lender Parties (acting through the Administrative Agent and, unless an Event of Default has occurred and is continuing, no more than six times during a calendar year period), or any agents or representatives thereof (at the sole cost and expense (except as provided in Section 9.04(a)) of the Agents and the Lender Parties (unless a Default has occurred and is continuing)), to examine and, to the extent reasonable, make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (in the presence of officers of the Borrower), subject, in each case to the confidentiality provisions set forth in this Agreement).

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such


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

         Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are useful and necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, neither the Borrower nor any of its Subsidiaries shall be required to maintain and preserve any property if the management of the Borrower or such Subsidiary shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be.

                  (i) Transactions with Affiliates. Ensure that all transactions otherwise permitted under the Loan Documents to be carried out by the Borrower or any of its Subsidiaries with any of their Affiliates either
         (x) are entered into on terms that are no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate or (y) have been approved by a majority of the Disinterested Directors (as defined below) of the Borrower, or in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors or comparable body of the Borrower, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required or by a nationally recognized investment banking institution; provided, however, that nothing contained in this
         Section 5.01(i) shall be deemed to prohibit, in the case of a transaction with a Person that is a director or officer of the Borrower or any of its Subsidiaries and is not otherwise an Affiliate of the Borrower and its Subsidiaries, any transactions on terms that are customary or appropriate for such transactions in respect of companies engaged in similar businesses as the Borrower and its Subsidiaries or that are otherwise fair and reasonable. The following transactions shall be deemed to comply with this Section 5.01(i): (i) the Acquisition, the Transaction and all related transactions and the payment of all fees and expenses in connection therewith, (ii) any transaction between or among Loan Parties, (iii) the entering into, making payments pursuant to and otherwise performing indemnification and contribution obligations in favor of any Person who was, is or becomes a director, officer, agent, advisor, service provider or employee of the Borrower or any of its Subsidiaries, in respect of liabilities (A) arising out of the fact that any indemnitee was or is or is to become a director, officer, agent or employee of the Borrower or any of its Subsidiaries, or will be or is or was serving at the request of any such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, (B) incurred to third parties for any action or failure to act of the Borrower or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by JLL of management consulting or financial advisory services provided to the Borrower or any of is Subsidiaries, or (D) to the fullest extent permitted by applicable law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Borrower or any of its Subsidiaries, (iv) payments on, and compliance with the terms of, the Seller Note and any registration rights agreement related thereto, (v) payment or performance under the terms of the Series A-1 Preferred Stock, Series A-2 Preferred Stock or any Preferred


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

         Interests that common stock held by the Equity Investors on the date hereof is converted into or any agreement or instrument related thereto, (vi) the redemption, and compliance with the terms, of the Warrants in accordance with their terms and any registration rights agreement related thereto, (vii) the Transactions, including any payments to management of the Company or of any Restricted Subsidiary contemplated by the Transactions, (viii) any payment or transaction permitted or expressly excepted from the prohibition in Section 5.02(g), (x) JLL Payments and (ix) transactions pursuant to the Rite Aid Transition Services Agreement.

         For purposes of this Section 5.01(i), "DISINTERESTED DIRECTOR" shall mean, with respect to any Person and transaction, a member of the board of directors or comparable body of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction (other than by virtue of such member's ownership of capital stock of the Borrower).

                  (j) Covenant to Guarantee Obligations and Give Security. Upon
         (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property having a fair market value in excess of $2,000,000 by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                           (i) in connection with the formation or acquisition
                  of a Domestic Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it is (and each of its direct and indirect parents (each, a "DOMESTIC PARENT") is) a Domestic Subsidiary and if it has not already done so), to duly execute and deliver to the Collateral Agent a Guaranty Supplement,

                           (ii) within 20 days after such request, formation or
                  acquisition, furnish to the Collateral Agent a description of the real and personal properties of such new Subsidiary or a description of such newly acquired real property and fixtures, as the case may be, in detail reasonably satisfactory to the Collateral Agent,

                           (iii) within 30 days after such request, formation or
                  acquisition, duly execute and deliver, and cause each such Domestic Subsidiary and each direct and indirect parent of such Domestic Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, provided, however, that no such Lien shall be required to be granted as contemplated by this clause (iii) and no actions shall be required to be taken pursuant to clause (iv) below with respect to any


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

                  owned real property or fixtures the acquisition of which is financed, or is to be financed pursuant to Section 5.02(b)(vi), until such Debt is repaid in full (and not refinanced as permitted by Section 5.02(b)) or, as the case may be, the Borrower or the applicable Subsidiary determines not to proceed with such financing or refinancing.

                           (iv) within 30 days after such request, formation or
                  acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms (except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and general equitable principles (whether considered in a proceeding in equity or at law)),

                           (v) within 60 days after such request, formation or
                  acquisition, deliver to the Collateral Agent, upon the reasonable request of the Collateral Agent in its sole discretion, a signed copy of a customary opinion (with customary exceptions), addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements (which had been delivered within the past 60 days) being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                           (vi) as promptly as practicable after such request,
                  formation or acquisition, deliver, upon the reasonable request of the Collateral Agent, to the Collateral Agent with respect to each parcel of real property (which is the subject of a mortgage) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, or summaries thereof by counsel to the Borrower, that any Loan Party or any of its Subsidiaries shall have otherwise received, each in scope, form and substance reasonably satisfactory to the Collateral Agent, and

                           (vii) at any time and from time to time, promptly
                  execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

         Notwithstanding anything to the contrary contained herein, no Subsidiary of the Borrower shall be required to comply with the provisions of this Section 5.01(j) until such date as either (i) the Consolidated gross revenues of such Subsidiary and its Subsidiaries for the most recently completed period of four consecutive fiscal quarters or (ii) the Consolidated assets of such Subsidiary and its Subsidiaries, exceed $1 million (it being understood that any Subsidiary which achieves such assets or revenues after the date hereof shall be deemed, for purposes of this Section 5.01(j) only, to have been newly acquired by the Borrower on the date upon which such assets or revenues, as the case may be, are achieved); provided, however, that in no event shall either (i) the aggregate Consolidated gross revenues of all such Subsidiaries and their respective Subsidiaries for the most recently completed period of four consecutive fiscal quarters or (ii) the aggregate Consolidated assets of all such Subsidiaries and their respective Subsidiaries exceed $5 million.

                  (k) Further Assurances. (i) Promptly upon request by the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                           (ii) Promptly upon request by the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (A) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Domestic Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents as and to the extent contemplated thereby, (B) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (C) assure, grant, assign, transfer, preserve and protect unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the material terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect for its specified term, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document, except in each case as would not reasonably be expected to have a Material Adverse Effect.

                  (m) Preparation of Environmental Reports. During the continuance of any Event of Default, at the request of the Administrative Agent or the Collateral Agent certifying as to a reasonable belief as to breach, provide to the Lender Parties within 90 days after such request or as soon as reasonably practicable thereafter, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all material obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect for their specified terms and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all reasonable respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (o) Interest Rate Hedging. Enter into prior to December 1, 2000, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount to be agreed by the Borrower and the Administrative Agent and providing for such Persons to make payments thereunder for a period to be agreed by the Borrower and the Administrative Agent.

                  (p) Mortgages. On or prior to the 75th day following the Effective Date, deliver to the Administrative Agent deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance reasonably satisfactory to the Administrative Agent and covering the properties listed on Schedule 5.01(p) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to
         Section 5.01(j), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                           (A) evidence that counterparts of the Mortgages have
                  been duly recorded on or before such day in all filing or recording offices that the Administrative Agent may deem necessary in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                           (B) fully paid American Land Title Association
                  Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary,

                           (C) American Land Title Association form surveys,
                  dated a date reasonably acceptable to the Administrative Agent, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                           (D) to the extent reasonably requested by the
                  Administrative Agent, engineering, environmental, soils and other reports as to the properties described in the Mortgages, in form and substance and from professional firms reasonably acceptable to the Administrative Agent,

                           (E) the Assignments of Leases and Rents referred to
                  in the Mortgages, duly executed by the appropriate Loan Party,

                           (F) evidence of the insurance required by the terms
                  of the Mortgages, and

                           (G) evidence that all other action that the
                  Administrative Agent may deem necessary in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

                  (q) Equity Issuances. So long as (i) the Total Leverage Ratio (without taking into account Debt in respect of the Asset Securitization) is greater than 3:0:1.0 and (ii) any Debt that is at the time prepayable at par remains outstanding under the Seller Note, use 50% of the net cash proceeds from the public sale or issuance of any Equity Interests by the Borrower or any of its Subsidiaries to prepay or repay such outstanding Debt under the Seller Note.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any interest thereof shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement with respect to such Lien that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                           (i) Liens created under the Loan Documents;

                           (ii) Permitted Liens;

                           (iii) Liens existing on the date hereof and described
                  on Schedule 4.01(v) hereto;

                           (iv) purchase money Liens upon or in property or
                  equipment acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount (plus the amount of any fees and expenses directly related to such extension, renewal or replacement); provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved (and improvements, additions and accessions thereto and products and proceeds thereof), and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced (and improvements, additions and accessions thereto and products and proceeds thereof); and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(vi) at any time outstanding;

                           (v) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(vii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases (and improvements, additions and accessions thereto and products and proceeds thereof);

                           (vi) other Liens securing Debt outstanding in an
                  aggregate principal amount not to exceed $15 million;

                           (vii) the replacement, extension or renewal of any
                  Lien permitted by clauses (iii) through (vi) above upon or in the same property theretofore subject thereto (and improvements, additions and accessions thereto and products and proceeds thereof) or the replacement, extension or renewal (without increase in the amount other than an increase, if any, related to the amount of any fees and expenses directly related to such extension, renewal or replacement) of the Debt secured thereby;

                           (viii) Liens arising in connection with the Asset
                  Securitization; and

                           (ix) Liens on property subject to the PCS HQ Sale
                  and/or subject to any sale-leaseback permitted under the terms of this Agreement and general intangibles related thereto.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i) Debt of the Borrower in respect of Hedge
                  Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice,

                           (ii) (A) Debt owed by a Loan Party to another Loan
                  Party, (B) Debt owed by a non-Loan Party to another non-Loan Party and (C) Debt owed by a non-Loan Party to a Loan Party, which Debt, in the case of clause (C), constitutes Pledged Debt, and (D) Debt owed by the Borrower or a Subsidiary of the Borrower to the Receivables Subsidiary arising from short-term advances to the Borrower or such Subsidiary of the Receivables Subsidiary's excess cash assets,

                           (iii) Debt in respect of the Seller Note in an
                  aggregate principal amount not in excess of $200 million,

                           (iv) Subordinated Debt in an aggregate principal
                  amount at any time outstanding (together with the aggregate principal amount then outstanding under the Seller Note) equal to up to $400 million, provided that (i) the Net Cash Proceeds from such Subordinated Debt shall be used solely to refinance the Seller Note and/or to reduce the Facilities (up to $200 million) in accordance with Section 2.06(b)(ii) and (ii) the Net Cash Proceeds from Refinancing Debt in respect of Subordinated Debt (other than the Seller Note) may be used to refinance the applicable Subordinated Debt,

                           (v) Debt under the Loan Documents,

                           (vi) Debt secured by Liens permitted by Section
                  5.02(a)(iv) not to exceed in the aggregate $15 million at any time outstanding (and Refinancing Debt in respect thereof),

                           (vii) Debt in respect of Capitalized Leases (and
                  Refinancing Debt in respect thereof) not to exceed in the aggregate $50 million at any time outstanding,

                           (viii) the Surviving Debt and any Refinancing Debt
                  thereon,

                           (ix) Debt incurred in the ordinary course of business
                  (other than Debt for Borrowed Money) in an aggregate amount not to exceed $15 million at any time outstanding,

                           (x) Debt secured by Liens permitted by Section
                  5.02(a)(vi),

                           (xi) unsecured Debt in an aggregate principal amount
                  not to exceed $75 million at any one time outstanding (which amount shall be increased by $10 million on each anniversary of the Closing Date),

                           (xii) Debt incurred in the Asset Securitization,
                  which Debt (in respect of the Borrower and its Subsidiaries other than the Receivables Subsidiary) is non-recourse to the extent customary in structured finance transaction of such type,

                           (xiii) Functional Debt and Other Basket Debt, and

                           (xiv) (A) the Series A-1 Preferred Stock, (B) the
                  Series A-2 Preferred Stock, (C) the Series B Preferred Stock
                  (D) Redeemable Preferred Interests that common stock held by the Equity Investors on the date hereof is converted into in an aggregate amount outstanding at any time (together with the Series A-1 Preferred Stock and the Series B Preferred Stock) not to exceed $150.0 million (provided that such Redeemable Preferred Interests are Redeemable solely as a result of the holders thereof having the right to require the issuer to repurchase or repay such Preferred Interest upon the occurrence of a change of control), (E) other Redeemable Equity Interests in an aggregate amount outstanding at any time not to exceed $200 million (provided that such other Redeemable Equity Interests are Redeemable solely as a result of the holders thereof having the right to require the issuer to repurchase or repay such Equity Interest upon the occurrence of a change of control), and (F) payments made in kind, or the accretion of any dividends thereon, and in the case of clauses (A), (B) and (C) to the extent issued and outstanding on the Effective Date.

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Debt incurred pursuant to and in compliance with, this Section 5.02(b), any other obligation of the obligor on such Debt (or of any other Person who could have incurred such Debt under this Section 5.02(b)) arising under any Contingent Obligation, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation which secures the principal amount of such Debt shall not be included in Debt. In the event that any item of Debt meets the criteria of more than one of the exceptions or baskets in respect of Debt described in this Section 5.02(b), the Borrower, in its sole discretion, shall classify such item of Debt in one of such exceptions or baskets and shall only be required to include the amount and type of such Debt in such exception or basket (as the case may be).

                  For purposes of determining compliance with any restriction on the incurrence of Debt of a non-Dollar-denominated Debt, the Dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred or (in the case of revolving credit Debt) on the date that definitive documentation in respect of such Debt was first effective. If such Debt was incurred to refinance other Debt denominated in a non-U.S. currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

                  (c) Change in Nature of Business. Enter into any business, except for any business in which the Borrower and its Subsidiaries and the Company and its Subsidiaries are engaged on the Effective Date, extensions or expansions thereof, or any business related, incidental, supplemental or ancillary thereto.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                           (i) any Subsidiary of the Borrower may merge into or
                  consolidate with the Borrower or any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be the Borrower or a Subsidiary of the Borrower, provided further that (x) in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be the Borrower or a Subsidiary Guarantor and (y) notwithstanding clause (x), in the case of any such merger or consolidation to which the Borrower is a party, the surviving corporation shall be (or become) the Borrower;

                           (ii) in connection with any acquisition permitted
                  under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a Subsidiary of the Borrower and (ii) in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor; and

                           (iii) in connection with any sale or other
                  disposition permitted under Section 5.02(e) (other than clause
                  (ix) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, except:

                           (i) sales or other dispositions of inventory, or of
                  surplus, obsolete or worn-out property or assets, whether now owned or hereafter acquired, in the ordinary course of its business;

                           (ii) the sale or other disposition of any other
                  property or assets in the ordinary course of business;

                           (iii) the sale or other disposition of any property
                  or assets (other than assets described in clauses (i) and (ii) above), provided that any such sale or disposition shall be for fair value and the aggregate market value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $10,000,000;

                           (iv) the liquidation, sale, lease, transfer or other
                  disposition by any Subsidiary of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Loan Party;

                           (v) the sale, lease, transfer or other disposition of
                  any asset by the Borrower or any of its Subsidiaries (other than a bulk sale of inventory and a sale of receivables other than delinquent accounts for collection purposes only (a "COLLECTION SALE")) so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value (as determined by the Board of Directors of the Borrower or such Subsidiary) of such asset at the time of such sale, (B) at least 80% of such purchase price shall be paid in cash and (C) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (v) shall not exceed $20 million;

                           (vi) any PCS HQ Sale, and one or more other
                  sale-leasebacks of assets having an aggregate market value of not more than $25 million;

                           (vii) the abandonment, sale or other disposition of
                  patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

                           (viii) the sale, lease, transfer or other disposition
                  by any Subsidiary of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Loan Party;

                           (ix) in a transaction authorized by Section 5.02(d)
                  (other than subsection (iii) thereof);

                           (x) the sale of accounts receivable in connection
                  with the Asset Securitization, which sale is non-recourse with respect to the Borrower and its Subsidiaries (other than the Receivables Subsidiary) to the extent customary in structured finance transactions of such type;

                           (xi) the sale or discount (without recourse and in
                  the ordinary course of business) of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale); and

                           (xii) the license or sublicense of software,
                  trademarks and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole, so long as each such license is permitted to be assigned pursuant to the Security Agreement and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license or such sublicense.

         provided that, in the case of sales of assets pursuant to clauses (v) and (x) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b), as specified therein.

                  (f) Investments in Other Persons. Make, or permit any of its Subsidiaries to make, any Investment in any Person, except:

                           (i) Investments by the Borrower and its Subsidiaries
                  in their Subsidiaries outstanding on the date hereof and additional Investments in Loan Parties (including, without limitation, Loan Parties formed or organized after the date of this Agreement);

                           (ii) loans and advances to officers, directors or
                  employees (A) for travel, entertainment and relocation expenses in the ordinary course of the business of the Borrower and its Subsidiaries, (B) for other purposes in an aggregate amount for the Borrower and its Subsidiaries, not to exceed (together with all Contingent Obligations referred to in clause (vii)(C) of the definition of "Functional Debt") $2 million at any time outstanding and (C) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

                           (iii) Investments by the Borrower and its
                  Subsidiaries in cash and Cash Equivalents;

                           (iv) Investments existing on the date hereof and
                  described on Schedule 4.01(y) hereto;

                           (v) Investments by the Borrower and its Subsidiaries
                  in Hedge Agreements permitted under Section 5.02(b)(i);

                           (vi) Investments consisting of intercompany Debt
                  permitted under Section 5.02(b);

                           (vii) (A) extensions of trade credit in the ordinary
                  course of business, (B) Business Guarantees and (C) advances in the form of a prepayment of up to 90 days of expense so long as such expenses are incurred in the ordinary course of business of the Borrower and its Subsidiaries;

                           (viii) Investments in the nature of pledges or
                  deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in clause (c), (e) or (g) of the definition of ("PERMITTED LIENS");

                           (ix) Investments representing non-cash consideration
                  received by the Borrower or any of its Subsidiaries in connection with any sale of assets permitted by Section 5.02(e) of this Agreement;

                           (x) Investments representing evidences of Debt,
                  securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Debt, securities or other property of such other Person held by the Borrower or any of its Subsidiaries, provided that any such evidences of Debt, securities or other property so received is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents;

                           (xi) loans and advances to management in connection
                  with the purchase by such management of Equity Interests of the Borrower of up to (together with all Contingent Obligations referred to in clause (iv) of the definition of "Functional Debt") $5 million outstanding at any one time;

                           (xii) Investments in the Capital Stock of the
                  Borrower which is held by the Borrower as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

                           (xiii) Investments constituting Capital Expenditures,
                  to the extent permitted by Section 5.02(o);

                           (xiv) the acquisition of all or substantially all of
                  the business or assets or the Equity Interests of any Person or any business unit thereof or all or substantially all of the Equity Interests of any Person (a "PERMITTED ACQUISITION"), provided that:

                                    (A) (1) the aggregate consideration paid for
                           such acquisition and all other acquisitions made after the date of this Agreement (other than any consideration paid through the issuance of Equity Interests) plus (2) the aggregate principal amount of Debt assumed or acquired in connection with such acquisition and all other acquisitions made after the date of this Agreement during such period does not exceed $75,000,000.00, which amount shall be increased by $10,000,000 on each anniversary of the Effective Date;

                                    (B) for which, if such acquisition or a
                           related series of acquisitions had an aggregate purchase price (whether in cash, property or assumption of Debt) of $25,000,000.00 or more, the Administrative Agent shall have received (1) a completed and duly executed compliance certificate demonstrating pro forma financial covenant compliance, including adjustments to the Borrower's EBITDA for such acquired business, for the four quarters fiscal ending immediately preceding the date of such acquisition; and (2) if available, reviewed or audited financial statements for the business acquired for at least the three fiscal years preceding the date of the acquisition;

                                    (C) to determine the value of property other
                           than cash used as consideration, the value of such other property shall be the fair market value as determined by the Borrower's board of directors in good faith; and

                                    (D) no Default or Event of Default has
                           occurred and is continuing at the time of consummation of such Permitted Acquisition or will result therefrom; and

                           (xv) Investments in an aggregate net amount invested
                  not to exceed, at the time of each such Investment, $50 million (which amount shall be increased by $10 million on each anniversary of the Effective Date); and

                           (xvi) Investments in respect of a specialty
                  distribution business in an aggregate amount not in excess of $50 million.

                  (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (iii) (only with respect to clause (A) of the definition of JLL Payments) and (vi) below or would result therefrom:

                           (i) the Borrower may (A) declare and pay dividends
                  and distributions payable only in common stock of the Borrower, Equity Interests (other than Redeemable Equity Interests except in the case of pay-in-kind dividends on any Redeemable Equity Interests permitted to be outstanding under the terms of this Agreement) or options, warrants or other rights to purchase common stock of the Borrower or other Equity Interests of the Borrower; (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of Equity Interests (other than Redeemable Equity Interests) and (C) exchange common stock held by the Equity Investors on the date hereof into Redeemable Preferred Interests in an aggregate amount outstanding at any time (together with the Series A-1 Preferred Stock and the Series B Preferred Stock) not to exceed $150.0 million (provided that such Preferred Interests are Redeemable solely as a result of the holders thereof having the right to require the issuer to repurchase or repay such Preferred Interest upon the occurrence of a change of control);

                           (ii) any Subsidiary of the Borrower may (A) declare
                  and pay cash dividends to the Borrower or another Subsidiary of the Borrower (and to its other shareholders on no more than a pro rata basis, measured by value), and (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary;

                           (iii) payments in respect of JLL Payments;

                           (iv) the Borrower may repurchase shares of its common
                  stock or rights, options or units in respect thereof, from members of management of the Borrower and its Subsidiaries for an aggregate purchase price not to exceed $5 million plus $500,000 for each calendar year that has commenced since the Effective Date, provided that such amount shall be increased by an amount equal to the cash proceeds of any resales or new issuances of shares and options to any such members of management, at any time after the initial issuances to any members of management, together with the aggregate amount of deferred compensation owed by the Borrower, or any of its Subsidiaries to any such member of management that shall thereafter have been canceled, waived or exchanged in connection with the grant to such member of management of the right to receive or acquire shares of the Borrower's or any Subsidiary's common stock; and

                           (v) the Borrower and its Subsidiaries may enter into
                  and consummate the Transaction, may pay cash dividends in an amount sufficient to allow the Borrower to, and the Borrower may, pay all fees and expenses incurred in connection with the Transaction and perform its obligations under or in connection with the Transaction on the Seller Note and on the Equity Interests issued in connection with the Transaction (including, without limitation, the payment of $5 million pursuant to that certain securities purchase agreement between the Borrower and JLL);

                           (vi) other transactions not otherwise permitted by
                  this Section 5.02(g) in an aggregate amount not to exceed $2.5 million;

                           (vii) the Borrower and its Subsidiaries may purchase,
                  redeem, retire, defease or otherwise acquire Equity Interests from, and otherwise make payments to, a Loan Party; and

                           (viii) the transactions contemplated by the Warrant
                  Agreement dated October 2, 2000 between the Borrower and the Equity Investors and any related registration rights agreement.

                  (h) Amendments of Constitutive Documents. Except as necessary or appropriate in connection with the Transaction, amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any respect which would reasonably be expected to have a Material Adverse Effect.

                  (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

                  (j) Prepayments, Etc., of Subordinated Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt, except (i) so long as no Event of Default is then continuing, the prepayment, redemption, purchase, defeasance or other satisfaction of the Seller Note with the Net Cash Proceeds of an issuance of Equity Interests of the Borrower,
         (ii) the prepayment, redemption, purchase, defeasance or other satisfaction or refinancing or refunding, in whole or in part, of Subordinated Debt through the incurrence of Subordinated Debt, and
         (iii) the conversion or exchange of Subordinated Debt for or into Equity Interests of the Borrower, or amend, modify or change in any manner any term or condition of any Subordinated Debt (other than any such amendment, modification or change that could not reasonably be expected to have a Material Adverse Effect), or permit any of its Subsidiaries to do any of the foregoing.

                  (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in each case, that would materially impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

                  (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(vi) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property securing such Debt, (C) any Debt permitted by Section 5.02(b)(vii) solely to the extent that such Debt prohibits a Lien on the property subject thereto, (D) sale-leaseback agreements or acquisition or purchase agreements or operating leases of real property entered into in the ordinary course of business or otherwise permitted under the terms of this Agreement to the extent such agreement or lease prohibits a Lien on the property subject thereto, (E) under any PCS HQ Sale or Asset Securitization or (F) Debt permitted under Section 5.02(b)(iii) or (iv).

                  (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture (other than any Loan Party), or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any speculative transaction involving commodity options or futures contracts or any similar speculative transactions.

                  (o) Capital Expenditures. (i) Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

             FISCAL YEAR ENDING IN                   AMOUNT
                     2001                        $56.0 million

                     2002                        $54.5 million

                     2003                        $52.9 million

                     2004                        $56.4 million

                     2005                        $59.8 million

                     2006                        $63.3 million

                     2007                        $66.7 million

                     2008                        $70.2 million



         provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the "EXCESS AMOUNT"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "CARRYOVER AMOUNT") equal to the lesser of (x) the Excess Amount and (y) 50% of the amount specified above for such immediately preceding Fiscal Year; provided further, however, that amounts carried forward, if any, shall be utilized during the then current Fiscal Year to make Capital Expenditures prior to the utilization of the permitted amount of Capital Expenditures for such Fiscal Year as stated above.

                           (ii) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (i)) with proceeds of any asset disposition or sale or issuance of Equity Interests to the extent such proceeds are not required to be applied to repay Advances and are reinvested.

                           (iii) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (i)) consisting of the reinvestment of Extraordinary Receipts not required to be applied to prepay Advances.

                           (iv) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (i)) constituting Investments permitted pursuant to
         Section 5.02(f)(xiv), (xv) or (xvi).

                  (p) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into, or permit any of its Subsidiaries to enter into, any consensual agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except such limits existing under or by reason of (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt, (iii) applicable law (including regulatory requirements), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vi) the Seller Note or the Asset Securitization,
         (vii) customary provisions restricting the transfer of assets (I) subject to Liens or (II) pending disposition, (viii) any agreement or instrument governing acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, and (viii) provisions in corporate charters, bylaws, stockholders agreements, partnership agreements, joint venture agreements, limited liability company agreements and other similar agreements entered into in connection with Investments permitted under this Agreement.

                  SECTION 5.03. Reporting Requirements. So long as any Advance or any interest thereon shall remain unpaid, any Letter of Credit shall be outstanding or any Lender

Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower becomes aware or should be aware of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion reasonably acceptable to the Administrative Agent of independent public accountants of recognized standing reasonably acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof,
         (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in the reasonable detail described in the next sentence and duly certified (subject to normal year-end audit adjustments and absence of footnotes) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in
         Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP. For greater certainty, (a) the quarterly statements as required will be prepared in a summary format similar to the year-end audited statement (exclusive of the notes thereto); and (b) disclosure notes for quarterly statements will be limited to those normally required in the interim statements as opposed to year-end audited statements.

                  (d) Annual Forecasts. As soon as available and in any event no later than 30 days after the beginning of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for such Fiscal Year.

                  (e) Litigation. Promptly after a Responsible Officer of the Borrower knows or should know thereof, notice of all actions, suits, investigations, litigation, subpoenas and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries which has a reasonable possibility of an adverse determination that would result in a judgment against the Borrower or any of its Subsidiaries of $10,000,000 or more and which is not covered by insurance, or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect, and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto.

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (h) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                           (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                           (iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (j) Insurance. Promptly after the reasonable request of the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                  (k) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Advance or any interest thereon shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

             QUARTER ENDING                      RATIO
December, 2000                                   1.15x
March, 2001                                      1.15x
June, 2001                                       1.15x
September, 2001                                  1.15x
December, 2001                                   1.20x
March, 2002                                      1.20x
June, 2002                                       1.25x
September, 2002                                  1.25x
December, 2002                                   1.30x
March, 2003                                      1.30x
June, 2003                                       1.30x
September, 2003                                  1.30x
December, 2003                                   1.30x
March, 2004                                      1.30x
June, 2004                                       1.30x
September, 2004                                  1.30x
December, 2004                                   1.30x
March, 2005                                      1.30x
June, 2005                                       1.30x
September, 2005                                  1.30x
December, 2005                                   1.30x
March, 2006                                      1.30x
June, 2006                                       1.30x
September, 2006                                  1.30x
December, 2006                                   1.30x
March, 2007                                      1.30x
June, 2007                                       1.30x
September, 2007                                  1.30x


                  (b) Total Leverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a Total Leverage Ratio of not more than the amount set forth below for each period set forth below:


             QUARTER ENDING                      RATIO
December, 2000                                   4.75x
March, 2001                                      4.75x
June, 2001                                       4.75x
September, 2001                                  4.75x
December, 2001                                   4.25x
March, 2002                                      4.25x
June, 2002                                       4.00x
September, 2002                                  3.75x
December, 2002                                   3.50x

             QUARTER ENDING                      RATIO

March, 2003                                      3.50x
June, 2003                                       3.50x
September, 2003                                  3.50x
December, 2003                                   3.25x
March, 2004                                      3.25x
June, 2004                                       3.25x
September, 2004                                  3.25x
December, 2004                                   3.00x
March, 2005                                      3.00x
June, 2005                                       3.00x
September, 2005                                  3.00x
December, 2005                                   3.00x
March, 2006                                      3.00x
June, 2006                                       3.00x
September, 2006                                  3.00x
December, 2006                                   3.00x
March, 2007                                      3.00x
June, 2007                                       3.00x
September, 2007                                  3.00x


                  (c) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

             QUARTER ENDING                      RATIO
December, 2000                                   2.00x
March, 2001                                      2.00x
June, 2001                                       2.00x
September, 2001                                  2.00x
December, 2001                                   2.10x
March, 2002                                      2.10x
June, 2002                                       2.25x
September, 2002                                  2.25x
December, 2002                                   2.50x
March, 2003                                      2.50x
June, 2003                                       2.50x
September, 2003                                  2.50x
December, 2003                                   2.50x
March, 2004                                      2.75x
June, 2004                                       2.75x
September, 2004                                  2.75x
December, 2004                                   2.75x

             QUARTER ENDING                      RATIO

March, 2005                                      3.00x
June, 2005                                       3.00x
September, 2005                                  3.00x
December, 2005                                   3.00x
March, 2006                                      3.00x
June, 2006                                       3.00x
September, 2006                                  3.00x
December, 2006                                   3.00x
March, 2007                                      3.00x
June, 2007                                       3.00x
September, 2007                                  3.00x



                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within two Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party in any Loan Document, any Notice of Borrowing or any Notice of Swing Line Borrowing shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(e) (with respect to the corporate existence of the Borrower only) or (j), 5.02, 5.03 or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10 million either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders (other than items 21 on Schedule 4.01(f)), either individually or in the aggregate, for the payment of money in excess of $10 million, or any judgment or order in respect of item 21 on Schedule 4.01(f) for the payment of money in excess of $20 million, in each case shall be rendered against any Loan Party or any of its Subsidiaries and not vacated or discharged, and either (i) such excess amount is not covered by insurance or indemnity arrangements provided by a reputable and creditworthy insurance company or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than the terms hereof or thereof) cease in any material respect to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing (other than under the terms hereof or thereof), and such cessation shall continue for a period of 5 days after written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (i) any Collateral Document or financing statement after delivery and filing, if any, thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and (other than through action or inaction by the Collateral Agent or its Agents) perfected first priority lien on and security interest in the Collateral purported to be covered thereby, and such cessation shall continue for a period of 5 days after written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (j) a Change of Control shall occur; or

                  (k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10 million; or

                  (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10 million or requires payments exceeding $3 million per annum; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $3 million; or

                  (n) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

         then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Tranche A Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Tranche A Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, notice of acceleration, notice of intent to accelerate, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Tranche A Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Tranche A Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, notice of acceleration, notice of intent to accelerate, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding (less the balance, if any, in the L/C Cash Collateral Account at such time). If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Tranche A Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                    GUARANTY

                  SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, reasonably fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Subsidiary Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  SECTION 7.02. Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Subsidiary Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following to the fullest extent permitted by law:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

         To the fullest extent permitted by applicable law, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers and Acknowledgments. (a) To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, intent to accelerate, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) To the fullest extent permitted by applicable law each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Subsidiary Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

                  (d) To the fullest extent permitted by applicable law, each Subsidiary Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Subsidiary Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Subsidiary Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (f) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section
7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or


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security on account of such claim, remedy or right, unless and until all of the
Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and
(c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Subsidiary Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Guaranty.

                  SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of
Exhibit I hereto (each, a "GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Guaranty to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  SECTION 7.06. Subordination. Each Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Subsidiary Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06:

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Subsidiary Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including


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         the commencement and continuation of any proceeding under any
         Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Subsidiary Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Subsidiary Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Subsidiary Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Subsidiary Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of this Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Subsidiary Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  SECTION 7.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case only as and to the


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extent provided in Section 9.07. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                  ARTICLE VIII

                                   THE AGENTS

                  SECTION 8.01. Appointment and Authorization of the Agents. (a) Each Lender Party hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Bank shall act on behalf of the Lender Parties with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Article VIII included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

                  SECTION 8.02. Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

                  SECTION 8.03. Liability of the Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth



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herein), or (b) be responsible in any manner to any Lender Party or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

                  SECTION 8.04. Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lender Parties, unless the Administrative Agent shall have received written notice from a Lender Party or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VI; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lender Parties.


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                  SECTION 8.06. Credit Decision; Disclosure of Information by
Administrative Agent. Each Lender Party acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender Party as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender Party represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender Party also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lender Parties by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender Party acknowledges and agrees to comply with the provisions of Section
9.10 applicable to the Lender Parties hereunder.

                  SECTION 8.07. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lender Parties shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender Party shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender Party shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.


                                      109
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                  SECTION 8.08. Administrative Agent in its Individual Capacity.
Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lender Parties acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Advances, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Bank, and the terms "Lender", "Lenders", "Lender Party" and "Lender Parties" include Bank of America in its individual capacity.

                  SECTION 8.09. Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII and Sections 9.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced and fully released as "Issuing Bank" and "Swing Line Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

                  SECTION 8.10. Other Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lender Parties as such. Without limiting the foregoing, none of the Lender Parties so identified shall have or be deemed to have any fiduciary relationship with any


                                      110
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Lender Party. Each Lender Party acknowledges that it has not relied, and will not rely, on any of the Lender Parties so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of all or substantially all of the Guarantors under
Section 7.01 or release such Guarantors or otherwise limit such Guarantors' liability with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or (v) amend Section 2.13 or this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility, Tranche A Revolving Credit Facility or Interim Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (iv) change the order of application as between the Facilities of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents. The Borrower shall be entitled to rely upon the execution and delivery by the Administrative Agent of any amendment, waiver, consent, release or other modification of or under this Agreement or any other Loan Document as conclusive evidence that such amendment,


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waiver, consent, release or other modification has been approved by all Secured
Parties under this Section 9.01.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or e-mail communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 5215 North O'Connor Blvd., Suite 1600, Irving, TX 75039, Attention: Chief Executive Officer with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100. Dallas, Texas 75201, Attention: J. Kenneth Menges, Jr., P.C.; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent or to the Administrative Agent, at its address at Bank of America N.A., 101 North Tryon, Charlotte, NC 28255, Tel: (704) 386-9371; Fax: (704) 409-0023, Attention: Rita
Quesaba-Rodgers; or, as to the Borrower or, the Collateral Agent or Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, overnight delivery, telegraphed, telecopied or e-mailed, be effective when deposited in the mails, the next Business Day in the case of overnight delivery, delivered to the telegraph company, transmitted by telecopier or confirmed by e-mail reply, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication, transportation, duplication, appraisal, audit (as approved by the Borrower (such approval not to be unreasonably withheld)), insurance (as approved by the Borrower (such approval not to be unreasonably withheld)), consultant (as approved by the Borrower (such approval not to be unreasonably withheld)), search, filing and recording fees and expenses and (B) the reasonable fees and expenses of one New York counsel for all the Agents with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary



                                      112
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thereto) and (ii) all reasonable costs and expenses of each Agent and each
Lender Party in connection with the enforcement of the Loan Documents (including, without limitation, any restructuring or work-out of the Debt under the Loan Documents), whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).


                  (b) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any of the following (each, a "CLAIM"): (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Borrowing or issuance of any Letter of Credit, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any governmental or regulatory authority arising out of or related to a claim, demand, action or cause of action described in subsection (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable attorney costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided that no Indemnitee shall be entitled to indemnification for (1) any Claim caused by its own gross negligence or willful misconduct or by the gross negligence or willful misconduct of any such Indemnitee's Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact or any other Indemnitee, (2) any Claim asserted against it by another Indemnitee or a stockholder thereof, or (3) any Claim arising out of ownership, use of operation of real or personal property after the date on which the Borrower or any other Loan Party conveyed to an unrelated third party all of the Borrower's or other such Loan Party's rights, titles and interests to such property. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to


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

be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts certified in reasonable detail by such Lender as required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may, with the consent of the Borrower, be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by the Borrower in a fiduciary capacity for others) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have


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the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may (in the ordinary course of its business and in accordance with applicable law) assign to one or more Eligible Assignees all or a portion of its rights or obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights or obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2.5 million (or, in the case of each Term Facility, $1 million) (treating assignments to two or more Approved Funds as one assignment for purposes of the minimum amounts), (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent (and to the Borrower if its consent is required pursuant to the terms hereof), for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (with only one such fee payable in connection with simultaneous assignments to Approved Funds) (which fee may be waived by the Administrative Agent).

                  (b) Notwithstanding anything to the contrary contained herein, any Bank (a "GRANTING BANK") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance,
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section
9.07 Section 9.07, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the


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

account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than under Sections 9.10 and 9.11 hereof) under this Agreement to the extent the assignee expressly assumes such obligations (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto). Notwithstanding the foregoing, no assignee, which as of the date of any assignment to it pursuant to Subsection 9.07(a) would be entitled to receive any greater payment under Section 2.10 or 2.12 than the assigning Lender would have been entitled to receive as of such date under such sections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has expressly consented in writing to waive the benefit of this provision at the time of the assignment.

                  (d) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it


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

will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (e) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 9.07(a) of any rights or obligations under this Agreement shall be effective unless and until the Administrative Agent shall have recorded the assignment pursuant to Section 9.07(e). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee (and, if required, the Borrower), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) promptly accept such Assignment and Acceptance,
(ii) on the effective date thereof determined pursuant thereto record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be. The assigning Lender shall surrender any Notes held by it to the Administrative Agent, and the Administrative Agent will return such notes to the Borrower, marked "cancelled."

                  (g) The Issuing Bank may (in the ordinary course of its business and in accordance with applicable law, with the consent of the Borrower) assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (h) Each Lender Party may (in the ordinary course of its business and in accordance with applicable law) sell participations to one or more Persons (other than any Loan


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Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees payable hereunder, in each case to the extent subject to such participation, increase any Commitment hereunder, postpone the scheduled expiration date of any Commitment hereunder or release all or substantially all of the Collateral.

                  (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, subject to Section 9.10, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower under this Agreement or in connection with such Lender Party's credit evaluation of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with Section 9.10.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the


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Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10. Confidentiality; Use. Each of the Agents and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower (which source is not known by such Agent or Lender to be in breach of a confidentially obligation); or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates provided, that in the case of preceding clauses (b) and (c), such Agent or such Lender Party shall, to the extent legally permissible, notify the Borrower of the proposed disclosure as far in advance as is reasonably practicable under the circumstances and take steps reasonably requested by the Borrower to minimize any such disclosure. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in


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this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Person receiving Information provided by or on behalf of the Borrower (i) acknowledges its obligation not to deal in securities of the Borrower when in possession of material non-public information and agrees to refrain from any such dealing that would violate applicable law, rule or regulation and (ii) agrees that it will use such information solely in connection with administering its rights under the Loan Documents.

                  SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

                  SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any other jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.13. Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.14. Limitation on Interest. Notwithstanding any other provision of this Agreement or any other Loan Document, interest on the Advances is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the


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Advances or otherwise, shall the interest contracted for, charged or received by any Lender Party hereunder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement or of any other Loan Document evidencing, securing or pertaining to the Obligations hereunder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances such Lender Party hereunder shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement or any other Loan
Document evidencing, securing or pertaining to the Obligations hereunder or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Agreement or on account of any other Obligation of any Loan Party to the Lender Parties and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal under this Agreement and such other Obligation, such excess shall be refunded to the appropriate Loan Party. In determining whether or not the interest paid or payable with respect to any Obligation of the Borrower or any other Loan Party to the Lender Parties under any specific contingency, exceeds the highest lawful rate, the Borrower, such Loan Party and the Lender Parties shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such Obligations, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Agreement and the other Loan Documents.

                  SECTION 9.15. Severability. The illegality or unenforceability in any jurisdiction of any provision of this Agreement, or any instrument or agreement required hereunder, shall not in any way affect or impair (i) the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder and (ii) the legality or enforceability of this Agreement or any instrument or agreement required hereunder in any other jurisdiction.

                  SECTION 9.16. Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 ADVANCE PARADIGM, INC.

                                 By:
                                    -------------------------------------------
                                    Title:

                                 BANK OF AMERICA, N. A.
                                        as Administrative Agent, Collateral
                                        Agent and Initial Lender


                                 By:
                                    -------------------------------------------
                                    Title:

                                 BANK ONE, N.A., as Documentation Agent


                                 By:
                                    -------------------------------------------
                                    Title:


                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED, as Syndication Agent


                                 By:
                                    -------------------------------------------
                                    Title:

                         INITIAL LENDERS

                                 MERRILL LYNCH CAPITAL CORPORATION


                                 By:
                                    -------------------------------------------
                                    Title:

                                 BANK ONE, N.A.


                                 By:
                                    -------------------------------------------
                                    Title:

                                 CREDIT SUISSE FIRST BOSTON



                                 By:
                                    -------------------------------------------
                                    Title:



                                 By:
                                    -------------------------------------------
                                    Title:

                                 GENERAL ELECTRIC CAPITAL CORPORATION


                                 By:
                                    -------------------------------------------
                                    Title:

                                 FIRST UNION NATIONAL BANK


                                 By:
                                    -------------------------------------------
                                    Title:

                                 BANK OF CHINA, NEW YORK BRANCH


                                 By:
                                    -------------------------------------------
                                    Title:

                                 RAYMOND JAMES BANK, FSB


                                 By:
                                    -------------------------------------------
                                    Title:

                                 CIBC INC.


                                 By:
                                    -------------------------------------------
                                    Title:

                                 THE BANK OF NOVA SCOTIA



                                 By:
                                    -------------------------------------------
                                    Title:

                                 ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN
                                 AG - NEW YORK


                                 By:
                                    -------------------------------------------
                                    Title:

                                 INITIAL ISSUING BANK

                                 BANK OF AMERICA, N.A.



                                 By:
                                    -------------------------------------------
                                    Title:

                              SUBSIDIARY GUARANTORS

                                 PCS HOLDING CORPORATION


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PCS HEALTH SYSTEMS, INC.


                                 By:
                                    -------------------------------------------
                                 Title:


                                 CLINICAL PHARMACEUTICALS, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PCS MAIL SERVICES, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PCS SERVICES, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PCS MAIL SERVICES OF
                                 BIRMINGHAM, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PCS MAIL SERVICES OF FT. WORTH INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PCS MAIL SERVICES OF SCOTTSDALE, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 ADV OPERATIONS, L.P.


                                 By:  Advance Paradigm, Inc.,
                                       its general partner
                                       By:
                                          -------------------------------------
                                       Title:

                                 ADVP MANAGEMENT, L.P.


                                 By: Advance Paradigm, Inc.,
                                       its general partner
                                       By:
                                          -------------------------------------
                                       Title:

                                 ADVANCE RX.COM, L.P.


                                 By: Advance Paradigm, Inc.,
                                       its general partner
                                       By:
                                          -------------------------------------
                                       Title:

                                 ADVP CONSOLIDATION, L.L.C.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 FOUNDATION HEALTH PHARMACEUTICALS, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 BAUMEL EISNER NEUROMEDICAL RESEARCH, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 FIRST FLORIDA INTERNATIONAL HOLDING, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 FFI RX MANAGED CARE, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 FIRST FLORIDA MANAGED CARE, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 INNOVATIVE MEDICAL RESEARCH, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 MATURE RX PLUS OF NEVADA, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 AMBULATORY CARE REVIEW SERVICES, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 PHOENIX COMMUNICATIONS INTERNATIONAL, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 INNOVATIVE PHARMACEUTICALS STRATEGIES, INC.


                                 By:
                                    -------------------------------------------
                                 Title:

                                 HMN HEALTH SERVICES, INC.


                                 By:
                                    -------------------------------------------
                                 Title:



                                       3